UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

COGENT COMMUNICATIONS HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

To Our Fellow Stockholders:
2025 Highlights
2025 was a challenging year for Cogent Communications Holdings, Inc. (the “Company”), its employees and you, our stockholders. The Company completed a number of landmark steps during 2025, including (i) the integration of the Sprint long-haul network into our global fiber-optic infrastructure, (ii) the extension of our optical wavelength network to over 1,000 data centers across North America and (iii) the refurbishing of wireline facilities acquired as part of the acquisition of Sprint Communications (“Sprint”) into 24 data centers. By doing so, the Company has effectively completed the integration phase of the acquisition of Sprint and can now turn its focus to capitalizing on the opportunities created by the acquisition.
These opportunities include access to a new target addressable market in optical wave and optical transport services that the Company estimates to be up to $2 billion and the lease or sale of a portfolio of data centers that represents over 1.0 million square feet of space with over 100 Megawatts of available power.
At the same time, the Company achieved meaningful revenue growth from its leasing of its 38 million IPv4 addresses. The cash flows generated by the leases of these addresses were used to raise an aggregate of over $380 million of asset backed securities at favorable rates in 2024 and 2025.
Moreover, building on our unique routes, ubiquitous service locations, faster provisioning times and competitive pricing, the Company saw a meaningful increase in optical wavelength service revenue in 2025.
However, the pace of revenue growth of optical wavelength services was slower than anticipated, which, when coupled with our trimming of low-margin services, led to a year over year revenue decline for the Company. While the Board of Directors (the “Board”) hoped to see faster growth in the sale of optical wavelength services, the Board and the Company remain confident in the Company’s optical wavelength services opportunity going forward.
We remain confident in the Company’s operations, for even as it completed these integration tasks and focused on improving the cost and operational efficiency of its combined operations, the Company continued to grow its existing IP-based services.
Looking ahead for 2026, the Company intends to accelerate its growth of optical wavelength services and work towards the sale or lease of its data center portfolio. These efforts, coupled with the continued strength of its existing IP business will, in the opinion of the Board, contribute meaningfully to the long-term growth and profitability of the Company and to a reduction of the Company’s leverage.
The Board believes that the combination of the legacy Cogent assets with the acquired Sprint assets creates a digital infrastructure company with considerable strategic value given the demand for infrastructure to support the growth in artificial intelligence.
Capital Allocation and Commitment to Stockholders and Stakeholders
In November 2025, the Board cut the Company’s dividend to $0.02 per share. This dividend reflects the Board’s decision to focus on reducing leverage on our balance sheet given the slower-than-expected pace in generating significant revenues from our optical wavelength product in 2025. The Board has also indicated that it does not intend to raise the dividend above this level until the Company’s leverage reaches an appropriate lower level. While the focus of the Board will be on reducing leverage, the Company may opportunistically return capital to stockholders through share buybacks. The Board believes that the decision to focus on reducing leverage benefits all stakeholders.

Board Focus and Strategic Direction
With the integration of the Sprint infrastructure and operations complete, and the Company being ahead of schedule on realizing the cost synergies from the Sprint acquisition, the Board is focused on creating value from the Sprint acquisition through the sale of optical wavelength services and the monetization of the data center portfolio. The Board believes these efforts will grow revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”) and free cash flow and improve the balance sheet through reducing leverage.
Executive Compensation
The Board retains full confidence in Mr. Schaeffer, the Company’s founder and Chief Executive Officer, and believes he is uniquely qualified to lead the Company. To that end, the Board focused on executive retention and aligning Mr. Schaeffer’s compensation with stockholder interests.
For his service in 2025, as in past years, all of Mr. Schaeffer’s cash compensation was performance-based. Furthermore over 90% of his direct compensation for service in 2025 was in the form of long-term equity awards with over 50% of this equity compensation being performance-based.
By recommendation of the Compensation Committee, in December 2025, the Board extended our CEO’s employment agreement through December 31, 2028. In addition, the Committee amended our CEO’s compensation structure in order to align more closely our CEO’s compensation with our peers and to meet our overall compensation goals.
First, for his service in 2026, the Board provided for a base salary for our CEO. This is the first year that our CEO has received a base salary since 2015, and it is set at a level consistent with our peer group.
Second, for performance in 2026, the Board has provided for an expanded cash bonus opportunity for our CEO. In addition to the increase in the maximum bonus attainable, the Board amended the metric for the cash bonus opportunity to include only EBITDA growth. The Board believes EBITDA growth is a single metric that best reflects the two primary operational goals for our CEO: revenue growth in high margin services and the reduction or containment of costs. The growth of EBITDA further serves the Board’s goals of reducing net leverage and creating long term value for our shareholders.
Third, the Board amended the metrics for the CEO’s long-term performance-based equity awards, which comprise over 50% of his equity compensation and slightly under 50% of his total target compensation, from multi-year growth targets for EBITDA and free cash flow to a single multi-year growth target for EBITDA.
Lastly, the Board approved a one-time long-term performance-based equity award for the CEO of 1,000,000 shares, subject to stockholder approval of certain amendments to the Company’s Second Amended and Restated 2017 Incentive Award Plan. The equity award is divided into three equal tranches, with each tranche earned if the price for the Company’s common stock hits a specified target. These price targets are set at levels that require, for the first tranche, a five-year compound annual growth rate in the price of a share of our common stock of approximately 26%. The entire equity award is only earned if a compound annual growth rate in the share price of approximately 35% is achieved over the five-year term of the award. The Board believes that this structure accomplishes the twin goals of retaining our CEO’s service in order to realize fully the potential of the Sprint acquisition and ensuring that our CEO only benefits from the award if long-term value is created for our stockholders.
Shareholder outreach
During the first part of 2026, we engaged with some of our largest stockholders to receive their feedback on a number of topics, including strategic direction, capital allocation and executive compensation. We value the feedback we received during these conversations and encourage our stockholders to reach out to us on any matter of concern.

As always, the Board remains fully committed to our obligations to stockholders and the broader stakeholder community. On behalf of the Board, we thank you for your continued support and look forward to your participation at the upcoming Annual Meeting.
Marc Montagner
Lead Independent Director
March 20, 2026

2450 N Street, NW
Washington, D.C. 20037
(202) 295-4200
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 1, 2026
The Annual Meeting of Stockholders of Cogent Communications Holdings, Inc., a Delaware corporation (the “Company”), will be held on May 1, 2026, at 9:00 a.m., Eastern Time, at the Company’s offices at 2450 N Street, NW, Washington, D.C. 20037, for the following purposes:
1.
To elect eight directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected or appointed.

2.
To approve the Company’s Third Amended and Restated 2017 Incentive Award Plan, including an increase in the number of shares available for issuance thereunder by 1.5 million shares.

3.
To vote on the ratification of the appointment by the Audit Committee of Ernst & Young LLP as the independent registered public accountants for the Company for the fiscal year ending December 31, 2026.

4.
To hold an advisory vote to approve named executive officer compensation.

5.
To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing matters are described in more detail in the enclosed Proxy Statement.
The Board of Directors has fixed March 6, 2026 as the record date for determining stockholders entitled to vote at the Annual Meeting of Stockholders.
The Company’s Proxy Statement is attached hereto. Financial and other information about the Company is contained in the enclosed 2025 Annual Report to Stockholders for the fiscal year ended December 31, 2025.
You are cordially invited to attend the meeting in person. Your participation in these matters is important, regardless of the number of shares you own. Whether or not you expect to attend in person, we urge you to complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed envelope. If you choose to attend the meeting you may then vote in person if you so desire, even though you may have executed and returned the proxy. Any stockholder who executes such a proxy may revoke it at any time before it is exercised. A proxy may be revoked at any time before it is exercised by delivering written notice of revocation to the Company, Attention: Ried Zulager; by delivering a duly executed proxy bearing a later date to the Company; or by attending the Annual Meeting and voting in person.
By Order of the Board of Directors,
Ried Zulager, Secretary
Washington, D.C.
March 20, 2026

COGENT COMMUNICATIONS HOLDINGS, INC.
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held at 9:00 a.m., May 1, 2026
The proxy statement and annual report to stockholders are available at: https://www.cogentco.com/
en/about-cogent/investor-relations/reports.
The annual meeting of the stockholders of Cogent Communications Holdings, Inc. (“Cogent” or the “Company”) will be held at 9:00 a.m., Eastern Time, on May 1, 2026 at Cogent’s offices at 2450 N Street, NW, Washington, D.C. 20037. The matters to be covered are noted below:
1.
Election of directors;

2.
To approve the Company’s Third Amended and Restated 2017 Incentive Award Plan, including an increase in the number of shares available for issuance thereunder by 1.5 million shares;

3.
Ratification of appointment of Ernst & Young LLP as independent registered public accountants for the fiscal year ending December 31, 2026;

4.
Advisory vote to approve named executive officer compensation; and

5.
Other matters as may properly come before the meeting.

The Board of Directors of Cogent recommends voting FOR the election of each director nominee named in Proposal 1 — Election of Directors, FOR Proposal 2 — Approval of the Third Amended and Restated 2017 Incentive Award Plan, FOR Proposal 3 — Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accountants, and FOR Proposal 4 — Advisory Vote to Approve Named Executive Officer Compensation.
You are cordially invited to attend the meeting in person. Your participation in these matters is important, regardless of the number of shares you own. Whether or not you expect to attend in person, we urge you to complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed envelope. If you choose to attend the meeting, you may then vote in person if you so desire, even though you may have executed and returned the proxy. Any stockholder who executes such a proxy may revoke it at any time before it is exercised. A proxy may be revoked at any time before it is exercised by delivering written notice of revocation to the Company, Attention: Ried Zulager; by delivering a duly executed proxy bearing a later date to the Company; or by attending the Annual Meeting and voting in person.

2450 N Street, NW
Washington, D.C. 20037
(202) 295-4200
PROXY STATEMENT
The Board of Directors (the “Board”) of Cogent Communications Holdings, Inc. (referred to herein as the “Company,” “Cogent,” “we,” “us,” or “our”), a Delaware corporation, is soliciting your proxy on the proxy card enclosed with this Proxy Statement. Your proxy will be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held in person on May 1, 2026, at 9:00 a.m., Eastern Time, at the Company’s offices at 2450 N Street, NW, Washington, D.C. 20037, and any adjournment or postponement thereof. This Proxy Statement, the accompanying proxy card and the 2025 Annual Report to Stockholders are first being mailed to stockholders on or about March 20, 2026.
VOTING SECURITIES
Voting Rights and Outstanding Shares
Only stockholders of record on the books of the Company as of 5:00 p.m., March 6, 2026 (the “Record Date”), will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, the outstanding voting securities of the Company consisted of 50,102,364 shares of common stock, par value $0.001 per share.
Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”) with the assistance of the Company’s transfer agent. The Inspector will also determine whether or not a quorum is present. In general, our bylaws (the “Bylaws”) provide that a quorum consists of a majority of the shares issued and outstanding and entitled to vote, the holders of which are present in person or represented by proxy. Broker non-votes (which occur when a brokerage firm has not received voting instructions from the beneficial owner on a non-routine matter, as defined under applicable rules and as discussed in greater detail below) and abstentions are counted for purposes of determining whether a quorum is present.
Except in very limited circumstances, the affirmative vote of a majority of shares of our common stock having voting power present in person or represented by proxy at a duly held meeting at which a quorum is present is required under the Bylaws for approval of proposals presented to stockholders.
Proxies
The shares represented by the proxies received, properly dated and executed and not revoked will be voted at the Annual Meeting in accordance with the instructions of the stockholders. A proxy may be revoked at any time before it is exercised by:
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delivering written notice of revocation to the Company, Attention: Ried Zulager;

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delivering a duly executed proxy bearing a later date to the Company; or

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attending the Annual Meeting and voting in person.

Any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted FOR the election of each director nominee, FOR the approval of the Third Amended and Restated 2017 Incentive Award Plan, FOR the ratification of the appointment by the Audit Committee of the Board (the “Audit Committee”) of Ernst & Young LLP as independent registered public accountants, and FOR the non-binding approval of the compensation of the named executive officers.

Proposals 1, 2 and 4 are matters considered non-routine under applicable rules. A bank, broker or other nominee cannot vote on these non-routine matters without specific voting instructions, and therefore there may be broker non-votes on these proposals.
Proposal 3 is considered routine under applicable rules. A bank, broker or other nominee may generally vote on routine matters without specific voting instructions, and therefore no broker non-votes are expected to exist in connection with Proposal 3.
Broker non-votes will not be deemed to have voting power and thus will have no effect on voting. However, abstentions will be treated as present and having voting power, and accordingly will have the effect of a vote against for purposes of determining the approval of each of the Proposals.
The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.
The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or e-mail.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Board proposes eight directors to be elected at the Annual Meeting to serve until their respective successors are elected and qualified. Nominees for election to the Board shall be approved by the affirmative vote of the holders of a majority of shares of our common stock having voting power present in person or represented by proxy at the Annual Meeting.
In the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute. Each of the director nominees has consented to stand for election, and the Board has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.
Set forth below is certain additional information concerning the eight directors of the Company nominated to be elected at the Annual Meeting:
Dave Schaeffer, age 69, founded our Company in August 1999 and is our Chairman of the Board, Chief Executive Officer and President. Prior to founding the Company, Mr. Schaeffer was the founder of Pathnet, Inc., a broadband telecommunications provider, where he served as Chief Executive Officer from 1995 until 1997 and as Chairman from 1997 until 1999. Mr. Schaeffer has been a director since 1999. Mr. Schaeffer serves as both Chairman and Chief Executive Officer (“CEO”) because he is the founder of the Company and has led the Company and the Board since the Company was founded. For this reason, he has been nominated to continue serving on the Board.
Marc Montagner, age 64, has served on our Board since April 2010 and has served as our Lead Independent Director since February 2020. Since January 1st 2024, Mr. Montagner has been Chief Financial Officer at SBA Communications, a publicly traded independent owner and operator of wireless communications infrastructure. Between February 2022 and March 2024, Mr. Montagner was a director of Intelsat, a satellite operator based in Virginia, and served as the Chair of the Audit Committee. Mr. Montagner served as Chief Financial Officer at Cerence Inc. from April 2022 to May 2022, and Endurance International Group Holdings, Inc., from 2015 to 2021. He was previously Chief Financial Officer at LightSquared from 2012 until August 2015. Previously, he had been Executive Vice President of Strategy, Development and Distribution at LightSquared. Prior to joining LightSquared in February of 2009, Mr. Montagner was Managing Director and Co-Head of the Global Telecom, Media and Technology Merger and Acquisition Group at Banc of America Securities. Until August of 2006, he was Senior Vice President, Corporate Development and M&A with the Sprint Nextel Corporation. Prior to this, Mr. Montagner had the same responsibilities with Nextel Communications. Prior to 2002, Mr. Montagner was a Managing Director in the Media and Telecom Group at Morgan Stanley. Prior to joining Morgan Stanley, Mr. Montagner worked for France Télécom (now Orange) in New York where he was Head of Corporate Development for North America. Mr. Montagner has been nominated to continue serving on the Board due to his extensive experience in the telecommunications industry, specifically with respect to operational, financial and strategic matters.
Steven D. Brooks, age 74, has served on our Board since October 2003. Mr. Brooks is a private investor. He was Managing Partner of BCP Capital Management from 1999 to 2009. From 1997 until 1999, Mr. Brooks headed the technology industry mergers and acquisition practice at Donaldson, Lufkin & Jenrette. Previously, Mr. Brooks held a variety of positions in the investment banking and private equity fields, including: Head of Global Technology Banking at Union Bank of Switzerland, Managing Partner of Corporate Finance at Robertson Stephens, founder and Managing Partner of West Coast technology investment banking at Alex Brown & Sons, and Principal at Rainwater, Inc., a private equity firm in Fort Worth, Texas. Mr. Brooks has been nominated to continue serving on the Board because of his extensive experience with firms such as Cogent and with public market activities of such companies. Having been involved with the Company since its early days he also brings extensive historical perspective to the Board.
Paul de Sa, age 54, has served on our Board since December 2021. Mr. de Sa is a co-founder and partner of Quadra Partners, a telecommunications advisory firm founded in 2017. From 2009 to 2012 and again from 2016 to 2017, Mr. de Sa served as Chief of the Office of Strategic Planning at the U.S. Federal Communications Commissions (FCC). During his time at the FCC, Mr. de Sa focused on transaction reviews, and spectrum and broadband policy. From 2012 to 2016, he was a Senior Analyst at Bernstein Research. Prior to his government service, Mr. de Sa was a Partner at McKinsey & Company, serving communications and private-equity clients from the firm’s Washington, D.C., and Seoul offices. From 2018 to 2023, Mr. de Sa was a director of the Coalition for Green Capital, a non-profit that works with national, state and local governments to establish green bank financial institutions for the deployment of sustainable technologies. Mr. de Sa holds a doctorate in theoretical physics from Oxford and a B.A. from Cambridge. He was also a John F. Kennedy Memorial Scholar at MIT and researched technology policy as a post-doctoral fellow at Harvard University. Mr. de Sa has been nominated to continue service on the Board due to his experience in the communications industry, regulatory background, sustainability and corporate finance.
Lewis H. Ferguson III, age 81, has served on our Board since October 2018. From 2011 to 2018 he served two terms as a board member of the Public Company Accounting Oversight Board (“PCAOB”), the oversight body for auditors of U.S. public companies. Mr. Ferguson served as Vice-Chair and Chair of the International Forum of Independent Audit Regulators, the international coordinating body of more than 50 independent audit regulators throughout the world, from 2012 to 2015. Mr. Ferguson also served as the first general counsel of the PCAOB from 2004 to 2007. Prior to his service at the PCAOB, Mr. Ferguson was a partner at the law firm of Williams & Connolly, LLP from 1979 to 1993 and 1998 to 2003, and at the law firm of Gibson, Dunn & Crutcher, LLP from 2007 to 2011. Mr. Ferguson has at various times served on the boards of seven companies, of which two are public companies and five are private. The two public companies were Wright Medical Technologies (1994 to 1997) and Cogent Communications Group, Inc., a predecessor of the Company (2007 to 2009). Mr. Ferguson also serves on the board of the Strathmore Hall Foundation, a nonprofit organization that supports visual and performing arts, and on the advisory committee of Springtide Ventures. Mr. Ferguson has been nominated to continue serving on the Board due to his extensive experience with audit matters, corporate finance, and corporate governance.
Eve Howard, age 63, has served on our Board since June 2022. Ms. Howard is an attorney in private practice, specializing in capital markets, financing and other corporate strategic transactions for more than 30 years. Ms. Howard regularly provides advice to senior management teams and corporate boards of directors on their corporate and finance activities, environmental, social and governance policies and practices, and securities matters. She served as the global head of the capital markets practice of her firm from July 2020 through December 2023, and prior to that served on the global executive management committee of the firm from 2016 to 2020. She transitioned from partner at her firm to senior counsel in January 2024. In her management role, Ms. Howard worked closely with teams throughout the Americas, Europe and Asia to expand the business, set policies, manage risk and streamline operations. Ms. Howard is a graduate of Duke Law School, where she currently serves on the Board of Visitors, and Dartmouth College. Ms. Howard serves on the board of Reading Partners DC, a nonprofit aimed at building literacy skills in qualifying Washington, D.C. public elementary schools. Ms. Howard also serves on the board of DirectWomen, a nonprofit organization that works to increase gender diversity on corporate boards. Ms. Howard has been nominated to continue serving on the Board based upon her extensive experience in the areas of corporate finance and capital markets, international business experience, environmental, social and governance policies and practices, internal corporate compliance and corporate governance.
Deneen Howell, age 54, has served on our Board since May 2022. Ms. Howell is an attorney in private practice and has been practicing since 1998. Ms. Howell’s practice includes advising former government officials, senior executives, public speakers, broadcasters and journalists (many of whom also are authors) in their professional pursuits; and counseling privately held businesses and non-profit organizations in employment and publishing-related matters. Ms. Howell also has an extensive executive compensation practice where she represents top executives as well as fiduciary and advisory board members of public and privately-held companies. Ms. Howell serves as co-chair of her firm’s Transactions and Business Counseling practice, and its Employment Counseling practice group and as chair of its Budget Committee. Ms. Howell also serves as a member of the Board of Directors of Georgetown Day School and the Board of Trustees of the White House Historical Association. Ms. Howell is a graduate of Yale University and Stanford Law School and a past president of the Stanford Law Review. Ms. Howell has been nominated to continue serving on the Board based upon her extensive experience in the areas of media and content development, executive compensation, internal corporate compliance and corporate governance.

Sheryl Kennedy, age 71, has served on our Board since November 2019. Ms. Kennedy serves on the board of directors of Private Debt Partners, Inc., serving on the Audit, Finance and Risk Committee and on the Board of Trustees of the Ontario University Pension Plan where she serves on the Investment Committee. Ms. Kennedy served as non-executive Chair of Promontory Financial Group Canada, an IBM Company, during the course of 2019, and previously was CEO of Promontory Canada from 2009 through 2018. From 1994 to 2008 she was Deputy Governor of the Bank of Canada and chaired the Markets Committee at the Bank for International Settlements in Basel, Switzerland from 2003 to 2006. She also served as Senior Advisor for International Strategy for Scotiabank in 2006. Prior to her time with the Bank of Canada, Ms. Kennedy worked in the Canadian federal Department of Finance and served as Finance Counsellor at the Canadian Embassy in Paris, France. Ms. Kennedy is a Trustee of the Anglican Church of Canada General Synod Pension Plan. She served on the University of Waterloo Board of Governors from 2017 to 2023 chairing its Pension Investment Committee and serving as a member of its Finance and Investment Committee. She also chaired the University’s Responsible Investing Advisory Group and more recently was a member of the University’s Task Force on Social Responsibility in Investing. Ms. Kennedy also served as a director of the CLS Group Holdings AG until June 2025, serving as Chair of the Nominating and Governance Committee, as a member of the Audit and Finance and the Chairs Committees. Ms. Kennedy is a graduate of the University of Waterloo and Harvard University. Ms. Kennedy has been nominated to continue serving on the Board due to her experience in the oversight of public company auditing, risk management, financial system management, regulation and corporate responsibility and sustainability, together with her international experience.
Listed below are certain areas of knowledge, skills and experience that we consider important for our directors in light of our current business strategy and structure. The table below includes the primary skills and experience of each director nominee that led our Board to conclude that he or she is qualified to serve on our Board. This high-level summary is not intended to be an exhaustive list of each director nominee’s skills or contribution to the Board, and the type and degree of knowledge, skills and experience listed below may vary among the nominees.
Board	Schaeffer	Montagner	Brooks	de Sa	Ferguson	Howard	Howell	Kennedy
Knowledge, Skills and Experience
Public Company Board Experience	x	x	x	x	x	x	x	x
Financial	x	x	x	x	x	x		x
Risk Management	x	x	x		x	x		x
Accounting	x	x	x		x			x
Corporate Governance/Ethics	x	x	x	x	x	x	x	x
Legal/Regulatory	x		x	x	x	x	x	x
HR/Compensation	x	x					x	x
Executive Experience	x	x				x		x
Operations	x	x		x		x	x
Strategic Planning/Oversight	x	x	x	x	x	x	x	x
Technology	x	x	x
Mergers and Acquisitions	x	x	x	x	x	x	x
Telecom/Internet Industry	x	x	x	x
Academia/Education	x		x		x			x
Cybersecurity	x				x
Environmental, Social and Governance				x		x		x
If the nominees are elected, the average tenure of our independent directors would be 9.2 years as of May 1, 2026, as compared to 8.4 years as of May 7, 2025.
Currently, three of our directors are women and five are men, and we have one Asian, one Black and six White directors.

Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named above.
Recommendation of the Board of Directors:
The Board recommends a vote FOR the election of all nominees named above.

PROPOSAL NO. 2
APPROVAL OF THE THIRD AMENDED AND RESTATED 2017 INCENTIVE AWARD PLAN
The Board has approved, subject to stockholder approval, an amendment and restatement of the Company’s Second Amended and Restated 2017 Incentive Award Plan (i) to increase the number of shares available for issuance by 1.5 million (1,500,000) shares, (ii) to extend the date to which awards can be made under the Second Amended and Restated 2017 Incentive Award Plan to March 19, 2036 and (iii) to increase the maximum aggregate number of shares with respect to one or more awards that may be granted to any one person during any calendar year to 1.0 million (1,000,000) shares from seven hundred fifty thousand (750,000) shares. As of February 28, 2026, only 884,241 shares remained available for issuance. As noted in the Compensation Discussion & Analysis section below, we use equity compensation as an integral part of our compensation program by linking the personal interests of our employees and directors to the Company’s success. Absent the share increase contemplated by the Third Amended and Restated 2017 Incentive Award Plan, we estimate that at the time of the Annual Meeting we will have enough shares remaining under the Second Amended and Restated 2017 Incentive Award Plan (as amended, the “Existing Plan”) to continue making awards for the remainder of 2026 but not for 2027 based on our historical usage and expected practices at such time, however we do not have adequate authorized shares for the 2026 CEO Performance Award, as described below.
We estimate that by increasing our share reserve, we will be able to continue to grant equity awards to employees and non-employee directors for approximately the next year from the date of the Annual Meeting. Without this share increase the Company will be limited in its ability to attract, motivate and retain talented employees and non-employee directors, align employee and stockholder interests, link employee compensation with company performance and maintain a culture based on employee stock ownership. While we anticipated at the time of our share increase proposal in 2025 that the share reserve would last for three years, our share price decreased significantly which contributed to a greater-than-anticipated number of shares granted through February 28, 2026. In addition, we will use the additional shares for the 2026 CEO Performance Award, as further described below.
Burn Rate
The “burn rate” at which the Company has awarded stock and options to employees, including the named executive officers, in the last three years is set out below. The “burn rate” is the sum of stock and option awards granted divided by the number of weighted average common shares used in our basic earnings per share calculation. Share numbers provided in the table below are in thousands.
	2025	2024	2023	TOTAL	AVERAGE
Options granted	104	121	106	331	110
Shares granted	1,498	672	634	2,804	935
TOTAL	1,602	793	740	3,134	1,045
Weighted average shares – basic EPS	47,929	47,628	47,373
Burn rate – 1 year	3.34%	1.66%	1.56%
Burn rate – 3 year average	2.18%
The principal features of the Third Amended and Restated 2017 Incentive Award Plan are summarized below. The summary below is qualified by reference to the full text of the Third Amended and Restated 2017 Incentive Award Plan, which is included as Annex A to this Proxy Statement.
The affirmative vote of the holders of a majority of shares of our common stock having voting power present in person or represented by proxy at the Annual Meeting will be required to approve the Third Amended and Restated 2017 Incentive Award Plan. If this Proposal 2 is not approved by our stockholders, it will not become effective, and the Existing Plan will continue in accordance with its terms.
Key Features of the Third Amended and Restated 2017 Incentive Award Plan
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No liberal share recycling.   The Third Amended and Restated 2017 Incentive Award Plan does not permit the recycling of shares used to satisfy the exercise price of options or used to satisfy tax withholding.

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Minimum vesting requirements.   Except with respect to stock awards made to non-employee directors of the Company, stock awards (non-options or stock appreciation rights) that vest on the basis of time are not permitted, other than in the event of death, disability, retirement or change in control, to vest earlier than the following schedule: (a) no vesting prior to the first anniversary of the date of grant, (b) no more than one-third vested on the first anniversary of the date of grant, (c) no more than two-thirds vested on the second anniversary of the date of grant, and (d) full vesting may not occur prior to the third anniversary of the date of grant. All other awards are prohibited from vesting earlier than the first anniversary of the date of grant. Up to 5% of the available shares under the plan may be issued without regard to these vesting conditions.

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Stockholder approval is required for repricing.   The Third Amended and Restated 2017 Incentive Award Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancellation of any outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards without prior stockholder approval.

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Stockholder approval is required for additional shares.   The Third Amended and Restated 2017 Incentive Award Plan does not contain an “evergreen” provision. Stockholder approval is required for the addition of shares to the plan.

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No liberal change of control definition.   The change of control definition in the Third Amended and Restated 2017 Incentive Award Plan is not a “liberal” definition, meaning that no awards are triggered based solely on the signing of a transaction. An actual change of control transaction must occur in order for the change of control provisions of the plan to be triggered.

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No discounted stock options or stock appreciation rights.   All stock options and stock appreciation rights granted under the Third Amended and Restated 2017 Incentive Award Plan must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

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Material amendments require stockholder approval.   The Third Amended and Restated 2017 Incentive Award Plan requires stockholder approval for any material changes.

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Annual limit on individual awards.   The Third Amended and Restated 2017 Incentive Award Plan limits awards to any single participant in any one year to 1,000,000 shares and $10,000,000 in cash-based awards.

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Annual limit on non-employee director awards.   The sum of the value of stock-based awards and cash-based awards paid to a non-employee director may not exceed $500,000 (indexed for inflation from the inception of the plan in 2017) in any one year. For 2025, the limit as adjusted for inflation was $657,425.

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Dividend equivalents may only be paid upon vesting of the underlying award.   The Third Amended and Restated 2017 Incentive Award Plan permits dividend equivalents to be accrued on unvested stock awards but such dividend equivalents are only payable upon vesting and are forfeited if the underlying award fails to vest.

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Term.   The Third Amended and Restated 2017 Incentive Award Plan will expire by its terms upon the tenth anniversary of the earlier of the date of its approval by the Board or its approval by stockholders (i.e., March 19, 2036).

Summary of the Third Amended and Restated 2017 Incentive Award Plan
General.   The purpose of the plan is to promote the success of the business and enhance the Company’s value by linking the personal interests of employees, consultants and non-employee directors to its success and by providing these individuals with an incentive for outstanding performance. The plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalent rights, performance-based awards, deferred stock, stock payments and other stock-based awards (collectively, the “Awards”).
Shares Subject to the Third Amended and Restated 2017 Incentive Award Plan.   When adopted, the 2017 Incentive Award Plan originally provided for the issuance of up to 1,200,000 shares. In 2019, the

Company’s stockholders approved an amendment increasing the number of shares available for issuance by an additional 1,200,000 shares. In 2021, the Company’s stockholders approved an amendment increasing the number of shares available for issuance by an additional 1,200,000 shares. In 2023, the Company’s stockholders approved an amendment increasing the number of shares for issuance by an additional 1,200,000 shares. In 2025, the Company’s stockholders approved an amendment increasing the number of shares for issuance by an additional 1,500,000 shares. As of February 28, 2026, only 884,241 shares remained available for issuance. If the Third Amended and Restated 2017 Incentive Award Plan is approved by stockholders, 1,500,000 shares will be added to the plan, for a total of 7,800,000 shares. In addition, shares granted under prior plans that are forfeited, lapse unexercised or fail to vest will be available for issuance. As of February 28, 2026, there were approximately 230,802 shares that could be acquired by the exercise of incentive stock options and 1,686,453 unvested restricted shares that remain outstanding under our plans that potentially could be added to the number of available shares under the Third Amended and Restated 2017 Incentive Award Plan, if such incentive stock options or restricted shares were forfeited or lapsed.
Based on the closing price on the most recent trading day of February 27, 2026, on February 28, 2026, the closing price of a share of our common stock as reported by the NASDAQ Global Select Market was $18.76.
Administration.   The Compensation Committee of the Board (the “Administrator” or the “Compensation Committee”) administers the Third Amended and Restated 2017 Incentive Award Plan. The Administrator is authorized to determine the individuals who will receive Awards (the “participants”), the terms and conditions of such Awards, the types of Awards to be granted, the number of shares to be subject to each Award, the price of the Awards granted, and payment terms and payment methods applicable to each Award. The Administrator is also authorized to establish, adopt or revise rules relating to the administration of the Third Amended and Restated 2017 Incentive Award Plan. The Administrator may delegate its authority to grant or amend Awards with respect to participants, other than senior executive officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or to the officers to whom the authority to grant or amend Awards has been delegated.
Eligibility.   Awards may be granted to individuals who are then employees, consultants or non-employee directors of our Company or one of our subsidiaries, unless otherwise indicated. As of February 28, 2026, we had 1,807 employees and eight directors, seven of whom were non-employee directors, who are eligible for grants under the Third Amended and Restated 2017 Incentive Award Plan.
Awards.   Each Award is set forth in a separate award agreement with the person receiving the Award. The award agreement indicates the type, terms and conditions of the Award.
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Nonqualified Stock Options.   Nonqualified stock options provide for the right to purchase shares of our common stock at a specified price, which may not be less than the market price of our common stock on the date of grant of the option. Nonqualified stock options may be granted for any term specified in the applicable Award agreement that does not exceed ten years and usually become exercisable in one or more installments after the grant date, subject to vesting conditions that may include continued employment or service with us, satisfaction of performance targets and/or other conditions. The option exercise price may be paid in: (i) cash; (ii) shares of our common stock held for a minimum period of time as may be established by the Administrator; (iii) a broker assisted cash-less exercise; (iv) other property acceptable to the Administrator; or (v) any combination of the above.

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Incentive Stock Options.   Incentive stock options are designed in a manner intended to comply with the provisions of Section 422 of the Internal Revenue Code (the “Code”), and are subject to specified restrictions contained in the Code. Incentive stock options have an exercise price of not less than 100% of the fair market value of the underlying share on the date of grant (or if granted to certain individuals who own or are deemed to own at least 10% of the total combined voting power of all of our classes of stock (“10% stockholders”), then such exercise price may not be less than 110% of the fair market value of our common stock on the date of grant). Only employees are eligible to receive incentive stock options, and incentive stock options may not have a term of more than ten years (or five years in the case of incentive stock options granted to 10% stockholders). Vesting conditions may apply to incentive stock options as determined by the Administrator and may include continued employment with us, satisfaction of performance targets and/or other conditions.

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Restricted Stock.   Restricted stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the Administrator. Typically, restricted stock may be forfeited for no consideration or repurchased by us if the conditions or restrictions on vesting are not met, and may not be sold or otherwise transferred to third parties until restrictions are removed or expire. Recipients of restricted stock, unlike recipients of options, may have voting rights and may receive dividends, if any; however, any such dividends will not be paid until the restrictions lapse. To date, the grant agreements for awards of restricted stock provide for voting rights and receipt of dividends on the restricted shares but that such dividends will be held by the Company, without interest thereon, and paid out only at such time as the restricted shares vest.

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Restricted Stock Units.   Restricted stock units may be awarded to any eligible individual, typically without payment of consideration or for a nominal purchase price, but typically subject to vesting conditions including continued employment or pre-established performance targets. Shares of common stock underlying restricted stock units are not issued until the restricted stock units have vested. Recipients of restricted stock units will have no voting or dividend rights with respect to the underlying shares prior to the time when the shares are issued.

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Stock Appreciation Rights.   Stock appreciation rights typically will provide for payments to the holder based upon increases in the price of our common stock over the base price of the stock appreciation rights. Similar to nonqualified stock options, stock appreciation rights typically become exercisable in one or more installments after the grant date, subject to vesting conditions, which may include continued employment or service with us, satisfaction of performance targets and/or other conditions. The Administrator may elect to pay stock appreciation rights in cash, in common stock or in a combination of both.

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Dividend Equivalents.   Dividend equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by an Award. Dividend equivalents may be settled in cash or shares and at such times as determined by the Administrator, subject to certain restrictions set forth in the Third Amended and Restated 2017 Incentive Award Plan. Dividend equivalents may only be paid upon the vesting of the underlying award.

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Performance Awards.   Performance awards are denominated in cash or shares of our common stock and are linked to satisfaction of performance targets established by the Administrator, which may consist of, but are not limited to, the following goals: net earnings or losses (either before or after one or more of the following: (i) interest, (ii) taxes, (iii) depreciation, (iv) amortization and (v) non-cash equity-based compensation expense), gross or net sales or revenue or sales or revenue growth, net income (either before or after taxes), adjusted net income, operating earnings or profit (either before or after taxes), cash flow (including, but not limited to, operating cash flow and free cash flow), return on assets, return on capital (or invested capital) and cost of capital, return on stockholders’ equity, total shareholder return (“TSR”), return on sales, gross or net profit or operating margin, costs, reductions in costs and cost control measures, expenses, working capital, earnings or loss per share, adjusted earnings or loss per share, price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends), regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product), implementation or completion of critical projects, market share, economic value, productivity, expense margins, operating efficiency and customer satisfaction, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

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Stock Payments.   Participants may receive stock payments in the manner determined by the Administrator from time to time. Such Awards may be based upon the achievement of specific performance targets determined by the Administrator on the date the stock payment is made or anytime thereafter.

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Deferred Stock.   Deferred stock typically is awarded without payment of consideration and is subject to vesting conditions, including satisfaction of performance targets. Like restricted stock, deferred stock may not be sold, or otherwise transferred until the vesting conditions are removed or expire. Unlike restricted stock, deferred stock is not actually issued until the deferred stock award has vested. Recipients of deferred stock also will have no voting or dividend rights prior to the time when the vesting conditions are met and the deferred stock is delivered.
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Other Awards.   Other stock or cash-based awards may be granted under the Third Amended and Restated 2017 Incentive Award Plan, with the terms and conditions determined by the Administrator. These awards may generally be paid in cash or in common stock or in a combination of both.

Limitation on Number of Shares Subject to Awards.   No individual participant may receive awards under the Third Amended and Restated 2017 Incentive Award Plan in excess of 1,000,000 shares or $10,000,000 in cash-based awards during any calendar year, and no non-employee director may receive Awards under the Third Amended and Restated 2017 Incentive Award Plan in excess of $500,000 in total value (cash plus grant date fair value of equity awards), as adjusted for inflation from 2017, in any one calendar year. For 2025, the limit, as adjusted, was $657,425.
Limitations on Terms of Grants.   Absent approval of the stockholders, no option or stock appreciation right may be amended to reduce the per share exercise price of shares subject to such option or stock appreciation right below the per share exercise price as of the date the option or stock appreciation right is granted, and except as permitted by the Third Amended and Restated 2017 Incentive Award Plan with respect to changes in capital structure, no option or stock appreciation right may be granted in exchange for, or in connection with, the cancellation or surrender of an option or stock appreciation right having a higher per share exercise price, nor may an option or stock appreciation right be exchanged for restricted stock. Except for awards granted to non-employee directors, awards granted under the Third Amended and Restated 2017 Incentive Award Plan shall vest no earlier than the first anniversary of the date the award is granted. However, up to 5% of the shares available under the Third Amended and Restated 2017 Incentive Award Plan may be granted without regard to this vesting limitation.
Lastly, except for awards granted to non-employee directors, restricted stock and restricted stock units that do not vest on the basis of meeting performance targets shall not vest at a rate that would cause the following vesting schedule to be exceeded: no vesting prior to the first anniversary of the grant; no more than one-third vested on the first anniversary of the grant; no more than two-thirds vested on the second anniversary of the grant; and full vesting not occurring prior to the end of the third year. The Administrator may, however, in its sole discretion, accelerate the vesting of any award in connection with or following a holder’s death, disability, retirement or the consummation of a change in control.
Certain Transactions.   In the event of certain transactions and events affecting our common stock or the share price of our common stock, such as stock dividends, stock splits, mergers, acquisitions, spin-offs, recapitalizations, consolidations and other corporate transactions, or changes in applicable law, the Administrator has broad discretion to make proportionate adjustments to reflect changes with respect to: (i) the terms and conditions of any outstanding awards, (ii) the aggregate number and type of shares subject to the Third Amended and Restated 2017 Incentive Award Plan and (iii) the grant and exercise price per share for any outstanding awards granted pursuant to the Third Amended and Restated 2017 Incentive Award Plan to prevent the dilution or enlargement of intended benefits and/or facilitate such transactions or events or give effect to such changes in applicable law. In the event of a change in control where the acquirer does not assume or replace awards granted under the Third Amended and Restated 2017 Incentive Award Plan, the Administrator may, in its sole discretion, determine that such awards will become vested and exercisable or payable and all forfeiture restrictions will lapse, as applicable. Award agreements may also provide for accelerated vesting or payment, as applicable, upon certain events.
Awards Not Transferable.   Generally, the awards may not be assigned, transferred or otherwise disposed other than by will or by laws of descent and distribution. The Administrator may allow awards other than incentive stock options to be transferred for estate or tax planning purposes to members of the holder’s family, charitable institutions or trusts for the benefit of family members.
Amendment and Termination of the Third Amended and Restated 2017 Incentive Award Plan.   The Administrator may terminate, amend or modify the plan, provided that, except as otherwise provided in the plan, no amendment, suspension or termination of the plan shall, without the consent of the holder, materially and adversely affect any rights or obligations under any award, unless the award itself otherwise expressly so provides. In addition, stockholder approval of any amendment to the plan will be obtained for any amendment to the plan that increases the number of shares available under the plan (other than any adjustment as provided by the plan with respect to changes in capital structure). Absent approval of the stockholders, no option or stock appreciation right may be amended to reduce the per share exercise price of shares subject to such option or stock appreciation right below the per share exercise price as of the date the option or stock appreciation right is granted, and except as permitted by the plan with respect to changes in capital structure, no option or stock appreciation right may be granted in exchange for, or in connection with, the cancellation or surrender of an option or stock appreciation right having a higher per share exercise price, nor may an option or stock appreciation right be exchanged for restricted stock. If not terminated earlier by the Administrator, the Third Amended and Restated 2017 Incentive Award Plan will expire on March 19, 2036.
U.S. Federal Income Tax Consequences.   The tax consequences of the Third Amended and Restated 2017 Incentive Award Plan under current federal law are summarized in the following discussion. This discussion is limited to the general tax principles applicable to the plan, and is intended for general information only. Non-U.S., state, and local income taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The tax information summarized is not tax advice.
Nonqualified Stock Options.   For federal income tax purposes, an optionee generally will not recognize taxable income at the time a non-qualified stock option is granted under the plan. The optionee will recognize ordinary income, and the Company generally will be entitled to a deduction, upon the exercise of a non-qualified stock option. The amount of income recognized (and the amount generally deductible by the Company) generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash, shares or other property. An optionee’s basis for the stock for purposes of determining his or her gain or loss upon a subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the non-qualified stock option, and any subsequent gain or loss will generally be taxable as capital gain or loss.
Incentive Stock Options.   An optionee generally will not recognize taxable income either at the time an incentive stock option is granted or when it is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of tax preference” to the optionee for purposes of alternative minimum tax. Generally, upon the sale or other taxable disposition of the shares acquired upon exercise of an incentive stock option, the optionee will recognize taxable income. If shares acquired upon the exercise of an incentive stock option are held for the longer of two years from the date of grant or one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If this holding period is not met and the stock is sold for a gain, then the difference between the option price and the fair market value of the stock on the date of exercise will be taxed as ordinary income and any gain over that will be eligible for long- or short-term capital gain treatment. If the holding period is not met and the shares are disposed of for less than the fair market value on the date of exercise, then the amount of ordinary income is limited to the excess, if any, of the amount realized over the exercise price paid. The Company generally will be entitled to a deduction in the amount of any ordinary income recognized by the optionee.
Stock Appreciation Rights.   No taxable income is generally recognized upon the receipt of a stock appreciation right. Upon exercise of a stock appreciation right, the cash or the fair market value of the shares received generally will be taxable as ordinary income in the year of such exercise. The Company generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.
Restricted Stock.   A participant to whom restricted stock is issued generally will not recognize taxable income upon such issuance and the Company generally will not then be entitled to a deduction, unless an election is made by the participant under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income and the Company generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares on the date such restrictions lapse over the purchase price thereof. If an election is made under Section 83(b) of the Code, then the participant generally will recognize ordinary income on the date of issuance equal to the excess, if any, of the fair market value of the shares on that date over the purchase price therefor and the Company will be entitled to a deduction for the same amount.
Restricted Stock Unit.   A participant will generally not recognize taxable income upon the grant of a restricted stock unit. However, when the shares are delivered to the participant, the value of such shares at that time will be taxable to the participant as ordinary income. Generally, the Company will be entitled to a deduction for an amount equal to the amount of ordinary income recognized by the participant.
Deferred Stock.   A participant will generally not recognize taxable income upon the grant of deferred stock. However, when the shares are delivered to the participant, the value of such shares at that time will be taxable to the participant as ordinary income. Generally, the Company will be entitled to a deduction for an amount equal to the amount of ordinary income recognized by the participant.
Stock Payments.   A participant will recognize taxable ordinary income on the fair market value of the stock delivered as payment of bonuses or other compensation under the Plan, and, generally, the Company will be entitled to a corresponding deduction.
Performance Awards.   A participant who has been granted a performance award (either performance unit or stock) generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or shares, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.
New Plan Benefits: 2026 CEO Performance Award
On March 19, 2026, the independent members of the Board (which will be referred to as the “Board” in relation to the consideration and approval of the 2026 CEO Performance Award and CEO compensation generally) approved a 2026 CEO Performance Award, subject to stockholder approval of the Third Amended and Restated 2017 Incentive Award Plan. The 2026 CEO Performance Award provides for a grant of 1,000,000 shares, representing approximately 2% of the outstanding shares of the Company’s common stock as of February 28, 2026. The shares vest according to specific performance criteria described below.
The Company believes that incentivizing Mr. Schaeffer with the 2026 CEO Performance Award is critical to retaining his services and is particularly important to the Company’s realization of the benefits of the acquisition of Sprint Communications (“Sprint”) and future growth.
General Information
In designing and approving the 2026 CEO Performance Award, the Compensation Committee and the Board considered the direct feedback from our stockholders regarding Mr. Schaeffer’s importance to the Company, a comprehensive review of similar awards prepared by the Compensation Committee’s independent compensation consultant, Compensia, together with multiple meetings with Compensia to discuss potential structures and the Board’s own experiences with the Company and Mr. Schaeffer’s unique role in its growth and success.
The 2026 CEO Performance Award is intended to recognize Mr. Schaeffer, the founder of our Company and the Chairman and Chief Executive Officer for its entire existence, and the vital role he plays in the future growth of the Company. The Board believes that Mr. Schaeffer’s deep history with every aspect of the Company, his unparalleled operational expertise and unmatched knowledge of the telecom industry make him the ideal person to lead the Company at this juncture. The 2026 CEO Performance Award is intended to retain Mr. Schaeffer, to align further his compensation incentives directly with stockholder interests and to create value for all of the Company’s stakeholders in the future.
On December 31, 2025, Mr. Schaeffer and the Company entered into the 11th Amendment to his employment agreement which, among other things, extended the term of this employment through December 31, 2028, provided a base salary and cash bonus opportunity and annual long-term equity awards in the form of time-vested restricted stock and performance-vested restricted stock.

The Compensation Committee and the Board believe that the 2026 CEO Performance Award is necessary to retain and motivate Mr. Schaeffer to remain with the Company and has structured the 2026 CEO Performance Award in such a manner that Mr. Schaeffer will only reap the benefits of the 2026 CEO Performance Award if stockholders benefit as well.
2026 CEO Performance Award Summary
Subject to and upon stockholder approval of Proposal 2, Mr. Schaeffer will receive an award of 1,000,000 shares of restricted stock, representing approximately 2% of the outstanding shares of the Company’s common stock as of February 28, 2026 with a value of approximately $22.1 million based on the sixty calendar day volume weighted average price of the Company’s common stock on February 28, 2026 (the “Baseline Price”) of $22.12.
The 2026 CEO Performance Award has a term of 5 years from February 28, 2026 and is divided into three tranches of 200,000, 300,000 and 500,000 shares, respectively, and each tranche requires the Company’s stock price hit the targets shown in the chart below, measured using a volume weighted average price over 60 consecutive calendar days.
Tranche	Number of Shares	Stock Price
1	200,000	$70.00
2	300,000	$85.00
3	500,000	$100.00
For Tranche 1 of the 2026 CEO Performance Award to vest during the term, using the Baseline Price, the Company’s stock price must achieve a compound annual growth rate (“CAGR”) of approximately 26%. For all three tranches of the 2026 CEO Performance Award to vest during the term, using the Baseline Price, the Company’s stock price must achieve a CAGR of approximately 35%. The Compensation Committee and the Board views these goals as rigorously challenging but achievable over the almost five-year life of the 2026 CEO Performance Award. To continue to be eligible to earn the 2026 CEO Performance Award, Mr. Schaeffer must be serving as the Company’s Chief Executive Officer during the period from March 1, 2026 through December 31, 2028 and as either the CEO or such other position approved by the Board as being eligible for the period from January 1, 2029 through February 28, 2031.
The stock price targets, if met, require significant value creation for each tranche to be earned, which value will accrue directly to the Company’s stockholders. For example, in order for Tranche 1 to be earned, using the Baseline Price, the Company will need to create approximately $2.4 billion in market value from February 28, 2026. For the Tranche 3 to be earned, using the Baseline Price, the Company will need to create approximately $3.9billion in market value from February 28, 2026.
David Schaeffer, a Singular Founder CEO
As the Company nears its 30th-year milestone, it remains fortunate to have its founder leading the Company. Mr. Schaeffer is a visionary who created the Company, articulated its strategic plan and led the Company from its founding through today, expanding the Company’s product offerings and geographic markets and leading the acquisition and integration of 14 separate companies, including the 2023 Sprint acquisition.
Throughout his tenure, Mr. Schaeffer has played a key role in nearly every aspect of the Company, including network technology, sales, operations and its financing transactions. Mr. Schaeffer has driven every major Company initiative and has always focused on creating stockholder value. Mr. Schaeffer is not only a long-term planner and thinker but also drives the Company to operate more efficiently than nearly any other company in the industry.
In light of Mr. Schaeffer’s ubiquitous role in the Company, the Committee and the Board believes that Mr. Schaeffer remains the best candidate to lead Company in this time. The Company has achieved its projected cost savings from Sprint acquisition ahead of schedule and, under Mr. Schaeffer’s leadership, created an entirely new service offering that gives the Company access to a significant new addressable market. The Company is now poised to capitalize on the potential of the Sprint acquisition under Mr. Schaeffer’s leadership.

Mr. Schaeffer’s value to the Company is best realized through a compensation mechanism that directly aligns his personal motivation with stockholder return. Mr. Schaeffer will be motivated by the potential for outsized growth in the Company’s stock price and the 2026 CEO performance award helps ensure Mr. Schaeffer’s continued commitment and focus on creating stockholder value for the next five years.
Stockholder Feedback
In early 2026, the Company reached out to over a dozen of its largest stockholders, seeking stockholder input on a number of topics, including executive compensation. While a number of stockholders declined to meet with the Company, the Company spoke with six of its significant stockholders on a variety of topics, including a potential special performance equity award for Mr. Schaeffer.
Stockholder feedback was unanimously supportive of Mr. Schaeffer as the right person to lead the Company and the idea of a special performance award as an additional incentive to Mr. Schaeffer above his annual compensation. Stockholders were in less agreement on the potential structure and metrics for such an award. Suggestions included utilizing an operational metric tied to revenue from a specific service as well as a structure that required both an operational metric and a stock price target.
The Compensation Committee and the Board determined that using an operational metric, whether alone or in conjunction with a stock price target, particularly one tied to revenue from a specific service, was overly narrow and did not adequately reflect the full scope of Mr. Schaeffer’s responsibilities or the variety of methods through which Mr. Schaeffer can create value for the Company and its stockholders. Moreover, achievement of an operational metric, in particular a limited one, may not fully translate into stockholder value, potentially frustrating the goal of aligning Mr. Schaeffer’s incentives with stockholder interests.
The Compensation Committee and the Board settled on a set of stock price targets as the most appropriate metric for the 2026 CEO Performance Award. First, stock price is most directly tied to stockholder value and achievement of the metric is easily translated into stockholder value. Second, it recognizes that Mr. Schaeffer can create stockholder value through one or more avenues and does not discriminate in favor of one path, thus leaving Mr. Schaeffer free to exercise fully his judgment on what is best for the Company and stockholders. Third, it is simple and transparent to stockholders.
Peer Comparison
The Compensation Committee and the Board sought the guidance of its independent compensation consultant, Compensia, in late 2025 as it considered the special performance award. At the request of the Compensation Committee, Compensia conducted a market assessment of other similar grants of special performance-based stock awards to CEOs. The assessment used a data set of 22 public broad technology companies under $35 billion in market capitalization at the time of grant which awarded a special equity award since 2020.
This market assessment provided context for the award magnitude, design and performance targets. The Compensation Committee assessed the overall magnitude of the 2026 CEO Performance Award across several lines, including percent of shares outstanding, reported grant date fair value, and for awards with price targets, the growth percentage versus base price and the CAGR.
The 2026 CEO Performance Award magnitude, representing 2% of the shares outstanding as of February 28, 2026 is positioned in the 50th percentile of the data set, which ranged from 1.18% to 3.33%. Using the Baseline Price, the required CAGR of 26% to hit the minimum price target and the required CAGR of 35% to hit the maximum price target were at the 70th to 90th percentile of the peer group, demonstrating the rigorous challenge the price targets represent.
As such, the Compensation Committee and the Board believe that the relative market positioning of the 2026 CEO Performance Award at the 50th percentile or below for magnitude and value and the 70th to 90th percentile for the targets is appropriate and demonstrate that Mr. Schaeffer will need to deliver outsized performance to earn the award.
In light of Mr. Schaeffer’s value to the Company as its CEO and founder, the Compensation Committee and the Board believe that the quantum, value and design of the 2026 CEO Performance Award are appropriate.

Additional New Plan Benefits
As of February 28, 2026, we had 1,807 employees and eight directors, of whom seven are non-employee directors, who are eligible to receive awards under the Third Amended and Restated 2017 Incentive Award Plan. The number of Awards that an employee may receive under the Third Amended and Restated 2017 Incentive Award Plan is in the discretion of the Compensation Committee, and, except as described below in Compensation Discussion and Analysis, no final determination has been made as to the type or amount of awards that will be granted in the future to specific individuals. However, it is expected that awards made in 2026 to our employees (other than our named executive officers) and non-employee directors will be very similar to the awards made in 2025 and that awards may be granted in January 2027 to the named executive officers that are very similar to the awards made in December 2025 and described in the tables in the Compensation Discussion and Analysis and executive compensation tables, and, as applicable, director compensation sections of this Proxy Statement. No estimate of awards in subsequent years can be provided.
Plan Benefits
The table below sets forth summary information concerning the number of shares of our common stock subject to awards granted to certain persons under the Second Amended and Restated 2017 Incentive Award Plan since its inception through February 28, 2026.
Certain awards set forth in this table for the named executive officers were granted in 2025 and therefore also are included in the Summary Compensation Table and in the Grants of Plan-Based Awards Table set forth in this Proxy Statement and are not additional awards. Certain awards set forth in this table for the non-employee directors were granted in 2025 and therefore also are included in the Director Compensation Table set forth in this Proxy Statement and are not additional awards.
Name and Position	Number of Shares Underlying Stock Option Grants (#)	Number of Shares Underlying Performance- Based Restricted Stock (#)(1)	Number of Shares Underlying Time-Based Restricted Stock (#)
Named Executive Officers:
Dave Schaeffer, Founder and Chief Executive Officer		1,109,520	877,657
Thaddeus Weed, Chief Financial Officer		38,750	305,000
Mark Harris, Chief Revenue Officer and Vice President of Global Sales		—	110,168
John Chang, Chief Legal Officer		19,200	214,400
Henry Kilmer, Vice President of IP Engineering		21,600	91,400
James Bubeck, former Chief Revenue Officer and Vice President of Global Sales(2)		19,200	86,800
All Current Executive Officers as a Group		1,208,270	1,685,425
All Current Non-Executive Directors as a Group			336,017
Each Associate of any of such Directors or Executive Officers			—
Each Other Person who Received or is to Receive 5% of such Options, Warrants or Rights			—
All Employees, including all Officers who are not Executive Officers, as a Group	770,204	61,440	1,887,872

(1)
Represents performance-based restricted stock reported assuming payout at “target” award levels.

(2)
Mr. Bubeck would have been a Named Executive Officer but left the Company before the end of 2025.

Securities Authorized for Issuance Under Equity Compensation Plan
The following table provides certain information as of December 31, 2025 about our common stock that may be issued under our existing equity compensation plans:
Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,123,669	$60.59	877,590
Equity compensation plans not approved by security holders	0	0	—
Total	1,123,669	$60.59	877,590
Recommendation of the Board of Directors:
The Board recommends a vote FOR the approval of the Third Amended and Restated 2017 Incentive Award Plan.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2026. Services provided to the Company and its subsidiaries by Ernst & Young LLP in fiscal years 2024 and 2025 are described under “Relationship with Independent Registered Public Accountants — Fees and Services of Ernst & Young LLP,” below.
We are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accountants. Although ratification is not required by the Bylaws or otherwise, the Board is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice.
Representatives of Ernst & Young LLP will be available by telephone at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.
The affirmative vote of the holders of a majority of shares of our common stock having voting power present in person or represented by proxy at the Annual Meeting will be required for ratification. The Board recommends that stockholders vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for fiscal year 2026. Unless marked otherwise, proxies received will be voted FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for fiscal year 2026.
In the event stockholders do not ratify the appointment, the appointment may be reconsidered by the Audit Committee and the Board. The Company believes that neither the Audit Committee nor the Board is obliged to make any such reconsideration under Delaware law, the rules of the stock exchange on which the Company is listed, or the rules promulgated by the Securities and Exchange Commission (“SEC”) that frame certain specific obligations of the members of all public company audit committees with respect to the selection of independent registered public accountants. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Recommendation of the Board of Directors:
The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for fiscal year 2026.

PROPOSAL NO. 4
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act, we are asking stockholders to approve the following non-binding advisory resolution at the Annual Meeting:
RESOLVED that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion is hereby APPROVED.
The affirmative vote of the holders of a majority of shares of our common stock having voting power present in person or represented by proxy at the Annual Meeting will be required for approval.
Because the vote is advisory, it will not be binding upon our Board or the Compensation Committee. The Board values our stockholders’ opinions, and the Compensation Committee will consider the outcome of the advisory vote when considering future executive compensation decisions. The Board has previously adopted a policy of providing for annual advisory votes from stockholders to approve named executive officer compensation. The next such vote is expected to occur at the 2027 Annual Meeting of Stockholders.
In 2025, our stockholders approved the advisory vote on the compensation of our named executive officers. The vote was as follows: FOR: 35,794,728 shares; AGAINST: 4,611,544 shares; ABSTAIN: 385,755 shares; and 2,802,159 broker non-votes.
Our Board continues to believe that our CEO’s compensation arrangements are reasonable and appropriate in light of the following factors:
•
Our CEO, Mr. Schaeffer, founded the Company and has successfully led us for more than 25 years. He is intimately involved in the financial, operational and technical aspects of our business, and his knowledge of the Company and its marketplace is uniquely valuable;

•
Our executive compensation program seeks to align executive officers’ interest with those of our stockholders by orienting a substantial portion of their target total direct compensation to the value of our common stock. Our program encourages long-term thinking by structuring equity awards with multi-year performance periods and/or vesting provisions;

•
For his employment in 2025, our CEO’s entire target direct compensation was “at risk.” All of our CEO’s cash compensation was performance-based determined by optical wave and optical transport services revenue and was not payable until 2026;

•
98% of our CEO’s direct compensation for his services in 2025 was in the form of equity awards, all of which are earned or vest no sooner than 36 months from the grant date and a majority of this equity compensation is performance-based;

•
In 2025, the Board amended the vesting parameters of our CEO’s performance-based equity award. The vesting in 2028 of our CEO’s performance-based equity award relating to his services in 2025 is such that one-half vests based on the Company’s multi-year growth rate in EBITDA, as set forth in the Company’s earnings press releases and one-half vests based on the Company’s multi-year growth rate in Free Cash Flow;

•
The performance-based shares vest for each performance measure (EBITDA and Free Cash Flow) only if the Company’s performance for that metric is positive. If the Company’s performance against the target is less than zero, then the shares allocated to such performance measure do not vest with respect to that target.

Our executive compensation program is designed to attract, reward, and retain highly talented executives to achieve our corporate goals and to align the interests of our executive officers with the long-term interests of our stockholders. It aims to be transparent to our stockholders by being simple to understand and to link the compensation of our executive officers to our performance. It reflects the size, scope, and success of our business, as well as the responsibilities of our executive officers.
Our Board urges stockholders to carefully read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in more detail our executive compensation philosophy, policies, and practices, as well as the Summary Compensation Table and other related compensation tables and the accompanying narrative discussion.
Recommendation of the Board of Directors:
The Board recommends a vote FOR the resolution set forth above thereby approving, on an advisory basis, the compensation of the named executive officers as described in the Compensation Discussion and Analysis, Summary Compensation Table and related tables, and the accompanying narrative discussion as set forth in this Proxy Statement.

THE BOARD OF DIRECTORS AND COMMITTEES
Board Composition
Our Board currently consists of eight directors: seven independent directors and Dave Schaeffer, our Chairman of the Board and CEO.
Mr. Schaeffer serves as CEO and Chairman of the Board. He is the founder of the Company and owns approximately 2.5% of the Company’s stock. His dual role was established more than 25 years ago when he founded the Company. The Board regularly considers and evaluates this structure. The Board believes that the Company continues to be best served by a chairman who is involved with the Company on a full-time basis and possesses deep knowledge of its finances and operations.
The Board’s role in the Company is to provide general oversight of strategy and operations and to oversee the hiring, performance review, compensation review and termination, as applicable, of the executive officers of the Company. As part of its oversight of operations, it reviews the performance of the Company and the risks involved in the operations of the Company. The Board and the Audit Committee receive regular reports on the status of the Company’s internal controls and each has reviewed key operational risks. The Board’s risk oversight role is not affected by its leadership structure as all current directors, other than Mr. Schaeffer, are independent directors and therefore have no conflict that might discourage critical review. The Board believes the leadership structure facilitates the Board’s oversight of risk management because it allows the Board, with leadership from the Lead Independent Director and working through its committees, including the independent Audit Committee, to proactively participate in the oversight of management’s actions.
Lead Independent Director
Marc Montagner has served as the Company’s Lead Independent Director since February 2020. The Board believes that having a strong Lead Independent Director provides balance in the Company’s leadership structure and is in the best interests of the Company and its stockholders.
In addition to the responsibilities of all directors, our Lead Independent Director’s other duties, which are set forth in the Company’s Corporate Governance Guidelines (found on the Company’s website under the tab “About Cogent; Investor Relations; Governance” at www.cogentco.com) and which the Board continues to evaluate through engagement with our stockholders, are:
•
presiding over all meetings of the Board at which the Chair of the Board is not present, including any executive sessions of the Independent Directors;

•
approving Board meeting schedules and agendas; and

•
acting as the liaison between the Independent Directors and the Chief Executive Officer and Chair of the Board.

In addition, the Lead Independent Director is expected to:
•
serve as a lead point of contact for stockholders, independent from management;

•
call and preside at separate meetings of the Independent Directors, as appropriate;

•
ensure that the Independent Directors have adequate opportunities to meet and discuss issues in executive session without non-Independent Directors or management present;

•
communicate feedback from executive sessions to the Company’s senior management and Chair of the Board;

•
communicate to management, as appropriate, the results of private discussions among Independent Directors;

•
advise the Chair as to the quality, quantity and timeliness of the information submitted by management that is necessary or appropriate for the Independent Directors to effectively and responsibly perform their duties;

•
recommend to the Board and the committees of the Board the retention of advisers and consultants who report directly to the Board;

•
respond directly to stockholder and other stakeholder questions and comments that are directed to the Lead Independent Director or to the Independent Directors as a group, with such consultation with the Chair and other directors as the Lead Independent Director may deem appropriate;

•
ensure CEO development and succession planning;

•
assist the Board and management in implementing and assuring compliance with the Company’s governance principles; and

•
perform such other duties as the Board may delegate from time to time.

Stockholder Returns
The Board has consistently sought to provide returns to our stockholders. As a result of the combination of our operating performance and increased access to capital, the Company has returned $1.8 billion to stockholders in the form of cash dividends and repurchases of shares of common stock since our registered public offering in June 2005.
We initiated dividends on our common stock in September 2012. We grew our quarterly dividend from $0.10 per shares of common stock in Q2 2012 to $1.015 per share of common stock in Q3 2025, increasing our dividend sequentially for 53 consecutive quarters. In November 2025, we reduced our quarterly dividend to $0.02 per share of common stock.
We have repurchased shares of our common stock during times of stock market volatility. Since initiating our stock repurchase program, we have repurchased 10.9 million shares of common stock for $264.2 million, resulting in an average purchase price of $24.23 per share.
Board Operations and Committee Structure
The Board met 14 times during 2025. Each director attended at least 75% of the meetings of the Board for which he or she could have attended. Each director attended at least 75% of the meetings of the committees of the Board of which he or she was a member. The independent directors met eight times. We encourage our directors to attend our annual meeting of stockholders, and all of the current directors attended the 2025 annual meeting of stockholders. During 2025, the Board had a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. As of February 28, 2026, the committee membership of the Board was as follows:
Director	Montagner	Brooks	de Sa	Ferguson	Howard	Howell	Kennedy	Schaeffer
Audit Committee		x		x*			x
Compensation Committee	x*		x			x
Nominating and Corporate Governance Committee			x*	x	x

*
Chair of the committee

Nominating and Corporate Governance Committee
We established our Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) in April 2005. The members of the committee are currently Paul de Sa (Chair), Eve Howard and Lewis Ferguson, each of whom are independent members of our Board.
The charter of the Nominating and Corporate Governance Committee may be found on the Company’s website under the tab “About Cogent; Investor Relations; Governance” at www.cogentco.com. Pursuant to its charter, the Nominating and Corporate Governance Committee’s tasks include assisting the Board in identifying individuals qualified to become Board members, recommending to the Board director nominees to fill vacancies in the membership of the Board as they occur and, prior to each annual meeting of stockholders, recommending director nominees for election at such meeting.
The Nominating and Corporate Governance Committee and the Board seek candidates with a broad range of experience and perspective. Board candidates are considered based upon various criteria, such as skills, knowledge, perspective, broad business judgment and leadership, relevant specific industry or regulatory affairs knowledge, business creativity and vision, experience, integrity ethics and values and any other factors appropriate in the context of an assessment of the committee’s understood needs of the Board at that time. In addition, the Nominating and Corporate Governance Committee considers whether an individual satisfies criteria for independence as may be required by applicable regulations. Further, the Company seeks highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.
The Nominating and Corporate Governance Committee has the sole authority to retain, compensate, and terminate any search firm or firms to be used in connection with the identification, assessment, and/or engagement of directors and director candidates. No such firm has been retained by the Company in the past.
The Nominating and Corporate Governance Committee considers proposed nominees whose names are submitted to it by stockholders; however, it does not have a formal process for that consideration. The Company has not to date adopted a formal process because it believes that the informal consideration process has been adequate. The committee intends to review periodically whether a more formal policy should be adopted. Any stockholder wishing to suggest a name for committee consideration should comply with the provisions of the Company’s Bylaws, including, without limitation, sending the name of the nominee and related personal information to the Nominating and Corporate Governance Committee, in care of our Secretary, at least three months before the next annual meeting to ensure meaningful consideration by the Nominating and Corporate Governance Committee. See “Stockholder Proposals” for Bylaw requirements for nominations.
The Nominating and Corporate Governance Committee had one formal meeting in 2025.
Compensation Committee
The Compensation Committee is responsible for determining the compensation for our executive officers and administering our compensation programs. The Compensation Committee is also responsible for overseeing the Company’s human capital management. The current members of the Compensation Committee are Marc Montagner (Chair), Deneen Howell and Paul de Sa, each of whom are independent members of our Board.
The Compensation Committee had seven formal meetings in 2025. Cash compensation and equity compensation awards for all executive officers of the Company were considered during these meetings, and Mr. Schaeffer was absent from any discussions concerning his compensation. The charter of the Compensation Committee is available under the tab “About Cogent; Investor Relations; Governance” at www.cogentco.com.
Audit Committee
The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act. The current members of the Audit Committee are Lewis Ferguson (Chair), Steven Brooks and Sheryl Kennedy, each of whom are independent members of our Board. The Board has determined that each of Mr. Ferguson, Mr. Brooks and Ms. Kennedy qualifies as an “audit committee financial expert”, as that term is defined in the Exchange Act. The responsibilities of the Audit Committee include:
•
the appointment, compensation, retention and oversight of our independent registered public accountants;

•
reviewing with our independent registered public accountants the plans and results of the audit engagement;

•
pre-approving professional services provided by our independent registered public accountants;

•
reviewing our critical accounting policies, our Annual and Quarterly reports on Forms 10-K and 10-Q, and our earnings releases;

•
reviewing the independence of our independent registered public accountants, including the types and amounts of non-audit services and fees provided by our independent registered public accountants;

•
considering the impact on the Company of changing the independent registered public accountants;

•
reviewing the adequacy of our internal accounting controls and overseeing our ethics program;

•
reviewing our data security and data privacy programs; and

•
overseeing management and reporting of environmental and sustainability risks.

The Audit Committee met four times during 2025. In addition, the Chair of the Audit Committee conducted regular calls with the lead partner of our independent registered public accountant and periodic calls with the Company’s personnel responsible for information security. The charter of the Audit Committee may be found under the tab “About Cogent; Investor Relations; Governance” at www.cogentco.com.

Audit Committee Report
To the Board of Directors:
We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2025.
We have discussed with the independent registered public accountants, Ernst & Young LLP, the matters required to be discussed with us by the American Institute of Certified Public Accountants, the Securities and Exchange Commission, the Nasdaq Stock Market and the Public Company Accounting Oversight Board, including those required by Auditing Standard No. 1301, Communications with Audit Committees, as amended.
We have received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board, and have discussed with Ernst & Young LLP their independence, including the written disclosures and letter required by Rule 3526 of the Public Company Accounting Oversight Board.
Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the Securities and Exchange Commission. The Board of Directors caused the Annual Report on Form 10-K to be so filed.
Audit Committee:
Lewis Ferguson
Steven Brooks
Sheryl Kennedy
The material in this report is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.
Stockholder Communication with Board Members
Historically, the Board has conducted stockholder outreach efforts to receive stockholder feedback. To facilitate direct and unfiltered stockholder communication with our directors, stockholders are encouraged to contact any of our directors by email at: Dave Schaeffer (dschaeffer@cogentco.com), Marc Montagner (mmontagner@cogentco.com), Steven Brooks (sbrooks@cogentco.com), Lewis Ferguson (lferguson@cogentco.com), Sheryl Kennedy (skennedy@cogentco.com), Paul de Sa (pdesa@cogentco.com), Deneen Howell (dhowell@cogentco.com) and Eve Howard (ehoward@cogentco.com). The Company believes that this approach has served it well, especially given the very substantial percentage of its stock held by institutional investors.
In view of the SEC disclosure requirements relating to this issue, the Nominating and Corporate Governance Committee may consider development of more specific procedures. Until any other procedures are developed and posted on the Company’s corporate website at www.cogentco.com, any communications to the Board may be sent directly to the directors or sent to the Company in care of our Corporate Secretary.
Code of Ethics
The Company has adopted a code of ethics that applies to its directors, officers and employees. Each of the executive officers is regularly required to certify compliance with the code of ethics. Management of the Company regularly addresses topics and questions related to business ethics and emphasizes the importance of ethical behavior during its employee engagement efforts. This code of ethics may be found on the Company’s website under the tab “About Cogent; Investor Relations; Governance” at www.cogentco.com.

The Company intends to satisfy the disclosure requirements regarding an amendment to or waiver from a provision of the code of ethics by posting such information on its website.
Insider Trading Policy and Procedures
We have adopted an Insider Trading Compliance Policy that governs the purchase, sale, and/or other dispositions of our securities by directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations and Nasdaq listing standards.
Corporate Governance Guidelines
The Board has adopted corporate governance guidelines that establish a framework within which our directors and management can effectively pursue the Company’s objectives for the benefit of our stockholders. The Board believes that establishing these guidelines enhances its ability to foster sustainable growth and create value for our stockholders. The corporate governance guidelines may be found on the Company’s website under the tab “About Cogent; Investor Relations; Governance” at www.cogentco.com.
Board Member Attendance at Annual Meetings
The Company encourages all of its directors to attend the Annual Meeting of Stockholders. All of the current directors attended the 2025 Annual Meeting in person. The Company generally holds a Board meeting coincident with the Annual Meeting to minimize director travel obligations and facilitate their attendance at the Annual Meeting.
Director Independence
Nasdaq Marketplace Rules require that a majority of the Board be independent. No director qualifies as independent unless the Board determines that the director has no direct or indirect relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In assessing the independence of its members, the Board examined the commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships of each member. The Board’s inquiry extended to both direct and indirect relationships with the Company. Based upon both detailed written submissions by its members and discussions regarding the facts and circumstances pertaining to each member, considered in the context of applicable Nasdaq Marketplace Rules, the Board has determined that all of the directors nominated for election, other than Mr. Schaeffer, are independent.
EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES
Set forth below is certain information concerning the executive officers and significant employees of the Company. Biographical information on Mr. Schaeffer is included under “Proposal 1 — Election of Directors.”
Thaddeus Weed, age 65, joined the Company in 2000 and served as Vice President and Controller until May 2004 when he also became Chief Financial Officer and Treasurer, a position he held until March 2020 and reassumed in April 2022. Mr. Weed served as Senior Vice President of Audit and Operations from May 2020 until being reappointed as Chief Financial Officer in May 2022. From 1997 to 1999, Mr. Weed served as Senior Vice President of Finance and Treasurer at Transaction Network Services, Inc. where he undertook a broad range of financial management responsibilities. From 1987 to 1997, Mr. Weed was employed at Arthur Andersen LLP where he served as Senior Audit Manager.
Henry W. Kilmer, age 57, joined us in 2011 and serves as Vice President of Network Strategy. Prior to joining us, Mr. Kilmer held positions with UUNET (now Verizon), Sprint, Digex/Intermedia and Metromedia Fiber Networks/Abovenet (now Zayo) where he was Senior Vice President of Engineering and Operations. Most recently, Mr. Kilmer was President of Terrapin Communications, Inc., a small consulting firm that focused on network consulting and technical strategy development for companies like GPX, Airband, and Switch and Data (now part of Equinix). Since January 2023, Mr. Kilmer has also served on the board of the American Registry of Internet Numbers.

Mark Harris, age 61, joined us in 2023 from T-Mobile upon closing of the Sprint acquisition and was appointed as our Chief Revenue Officer and Vice President of Global Sales in September 2025. Prior to being appointed our Chief Revenue Officer and Vice President of Global Sales, Mr. Harris served as Vice President, International Sales. Prior to joining us, Mr. Harris held positions with T-Mobile and Sprint, including Managing Director, Wireline and prior to that, Managing Director, International Wireline.
John Chang, age 54, joined us in 2005 and was appointed Chief Legal Officer in May 2019. Prior to being appointed Chief Legal Officer, Mr. Chang served as Vice President and Deputy General Counsel. Prior to joining us, Mr. Chang held legal positions with StarBand Communications, Inc. and Teligent, Inc. and was in private practice with O’Melveny & Myers LLP.
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the compensation program for our Named Executive Officers. During 2025, these individuals were:
•
Dave Schaeffer, our Founder and CEO;

•
Tad Weed, our Chief Financial Officer;

•
Mark Harris, our Chief Revenue Officer and Vice President of Global Sales;

•
John Chang, our Chief Legal Officer;

•
Hank Kilmer, our Vice President of Network Strategy; and

•
James Bubeck, our former Chief Revenue Officer and Vice President of Global Sales.

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2025. It also provides an overview of our executive compensation philosophy and objectives. Finally, it analyzes how and why we arrived at the specific compensation decisions for our Named Executive Officers for 2025, including the key factors that the Compensation Committee considered in determining their compensation.
Executive Summary
2025 Executive Compensation Highlights
The following summarizes the compensation for our Named Executive Officers for 2025:
•
Base Salaries — With the exception of our CEO, who receives no annual base salary prior to 2026, increased their annual base salaries by 2.5% in common with all employees.

•
Annual Incentive Compensation for CEO — The annualized wavelength revenue compound annual growth rate (“AWR CAGR”) target for 2025 was set by the Board at 30%. Based on achievement of 152% of the AWR CAGR target, our CEO earned an annual incentive award with respect to AWR CAGR in the amount of $333,500, which was 133% of the target annual incentive compensation of $250,000 and represented the maximum amount achievable. The gross profit compound annual growth rate (“GP CAGR”) target was set by the Board at 15%. Based on achievement of 79% of the GP CAGR target, our CEO earned an annual incentive award with respect to GP CAGR in the amount of $196,743, which was 79% of the target annual incentive compensation of $250,000.

•
Sales Commissions for Chief Revenue Officer — Based on achievement of 92% of his aggregate revenue targets for 2025, we made monthly commission payments totaling $141,900 to Mr. Harris, which is comprised of commissions earned before and after he was promoted to Chief Revenue Officer. Based on achievement of 77% of his aggregate revenue targets through his departure in August 2025, we made monthly commission payments totaling $80,813 to Mr. Bubeck.

•
Long-Term Incentive Compensation — The following long-term incentive compensation opportunities were granted to our Named Executive Officers in 2025:

For Service in 2025 — In January 2025, the Compensation Committee recommended and the Board approved the following long-term incentive compensation opportunities with respect to the Named Executive Officers’ service in 2025:
•
Our CEO received a time-based restricted stock award of 84,000 shares, which vests in 2028 and a performance-based restricted stock award of 96,000 shares, which is eligible to vest in 2028, subject to Mr. Schaeffer’s continued employment with the Company through each applicable vesting date (except in the case of certain qualifying terminations of employment). The metrics for the performance-based award are to be earned based on our performance through the end of 2027, with one-half vesting based on the Company’s compound annual growth rate (“CAGR”) in EBITDA1, as set forth in the Company’s earnings press releases, and one-half vesting based on the Company’s CAGR in Free Cash Flow2. If EBITDA CAGR or Free Cash Flow CAGR is zero or less, then no shares with respect to such metric will vest and no additional shares will be earned if performance exceeds 100%.

•
Mr. Weed received a time-based restricted stock award of 19,400 shares and a performance-based stock restricted stock award of 4,850 shares and Messrs. Bubeck, Chang and Kilmer each received time-based restricted stock awards of 9,600 shares and performance-based restricted stock awards of 2,400 shares. The time-based restricted stock vests in 2028 and, where applicable, the performance-based restricted stock is eligible to vest in 2028, based on the attainment of customer satisfaction goals over the performance period.

•
In 2025, Mr. Harris received a time-based restricted stock award of 1,000 shares and an additional time-based restricted stock award of 668 shares upon his promotion to Chief Revenue Officer and Vice President of Global Sales. The time-based restricted stock vests in 2028.

For Service in 2026 — In December 2025, the Compensation Committee recommended and the Board approved the following long-term incentive compensation opportunities, with respect to the Named Executive Officers’ service in 2026:
•
CEO Long-Term Incentive Compensation.   Our CEO received a time-based restricted stock award of 229,657 shares that vests on January 1, 2029 and a performance-based restricted stock award of 321,520 shares that vests in 2029 and is to be earned based on our performance through the end of 2028 based on the Company’s EBITDA CAGR, as set forth in the Company’s earnings press releases, excluding payments from T-Mobile, with no shares earned for if performance is zero or negative and no additional shares earned if performance exceeds 100%. The number of shares granted for time-based restricted stock award was calculated using a notional value of $5.0 million and the average stock price for the Company’s common stock for December 2025. The number of shares granted for performance-based restricted stock award was calculated using a notional value of $7.0 million and the average stock price for the Company’s common stock for December 2025.

The Compensation Committee recommended, and the Board approved, using EBITDA CAGR as the sole performance measure for the December 2025 award. This marked a shift from the performance measures used in the January 2025 award both EBITDA CAGR and free cash flow CAGR. The Board believes that EBITDA and Free Cash Flow are closely similar metrics, each offering a direct measure of the Company’s financial health and operational efficiency aligning the CEO’s incentives with driving profitability. The Board believes it was unnecessarily duplicative to use two metrics, and while EBITDA is a non-GAAP measure, it is more commonly used by investors and stockholders to measure the performance of the Company. By relying solely on EBITDA, the Board can ensure the CEO is rewarded for directly improving the Company’s fundamental performance, fostering long-term value creation.
•
The Board granted long-term incentive compensation opportunities to the Company’s other Named Executive Officers in the form of time-based restricted stock awards, which vest in equal

1
EBITDA represents net cash flows provided by operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense.

2
Free Cash Flow represents EBITDA minus capital expenditures and principal payments on finance (capital) leases.

annual tranches on January 1, 2027, January 1, 2028 and January 1, 2029 and, for certain other Named Executive Officers, performance-based restricted stock awards, which are eligible to vest based on our performance through the end of 2028. Mr. Weed received a time-based restricted stock award of 19,400 shares that vests according the schedule set forth above and a performance-based restricted stock award of 4,850 shares that vests in 2029 based on our performance through 2028. Messrs. Chang and Kilmer received a time-based restricted stock award of 9,600 shares that vests as set forth above and a performance-based restricted stock award of 2,400 shares that vests in 2029 based on our performance through 2028. Mr. Harris received a time-based restricted stock award of 5,000 shares that vests according the schedule set forth above.
•
Messrs. Chang, Harris and Weed also received supplemental long-term incentive compensation opportunities in the form of time-based restricted stock awards of 100,000 shares each, which vest on January 1, 2029, contingent upon such officer remaining employed through and on such date. The Compensation Committee and the Board believed that retaining the services of key employees is critical to the Company’s ability to achieve the benefits of the acquisition of the Sprint business.

The equity awards granted to our CEO in December 2025 with respect to services to be performed in 2026 were made in connection with an amendment to our CEO’s employment agreement, as further described in “2026 Executive Compensation Update” below. Because the awards were granted in December 2025, they appear as 2025 compensation in the Summary Compensation Table even though they relate to 2026 service, inflating compensation in the Summary Compensation Table for 2025. The same is true for the awards granted to the Company’s other Named Executive Officers in December 2025 with respect to 2026 compensation.
•
Vesting of Performance Grants for Chief Executive Officer — Our CEO’s performance-based restricted stock award granted in 2022 is scheduled to vest on April 1, 2026. The terms of the 2022 performance-based restricted stock award provided that the number of shares to be awarded is determined by our performance commencing on January 1, 2022 and ending on December 31, 2025, with one-third vesting based on the Company’s growth rate in revenue compared to the revenue growth rate for the companies comprising the NASDAQ Telecommunications Index (“NTI”), one-third vesting based on the Company’s growth rate in cash flow from operating activities compared to the cash flow growth rate for the companies comprising the NTI and one-third vesting based on our TSR, with no shares earned for that metric if performance is less than zero and no additional shares earned for that metric if performance exceeds 100%. Due to the impossibility of obtaining the information necessary to perform the applicable calculations with respect to the award, the performance measures with respect to growth rate in revenue and cash flow operating activities were amended in 2023 by removing the provision that only organic growth be considered.

•
Vesting of Performance Grants for Other Executive Officers — Evaluated the performance — based restricted stock awards granted to our executive officers in 2022, including certain of the Named Executive Officers (other than our CEO), and determined that the performance goal for such awards had been met by the Company, resulting in each of our executive officers earning 100% of such performance-based restricted stock awards.

2026 Executive Compensation Update
On December 31, 2025, with respect to service in 2026, the Compensation Committee and the Board approved additional measures intended to encourage executive retention and align the CEO’s compensation with the Company’s profitability and cash-generating capabilities. The Compensation Committee and the Board also worked to better harmonize the Company’s compensation structure with that of its peers. The Compensation Committee and the Board believe that these goals are critical to the success of the Company, and tailored its executive compensation decisions accordingly. In addition to the long-term incentive compensation opportunities described above under For Service in 2026, the Compensation Committee recommended, and the Board approved, the following compensation measures:
CEO Employment Agreement.   On December 31, 2025, in order to retain Mr. Schaeffer, the Company’s founder and CEO, during this critical period, the Board agreed to amend Mr. Schaeffer’s employment agreement to extend the term through December 31, 2028.

CEO Annual Base Salary.   Upon recommendation of the Compensation Committee, the Board approved an annual base salary of $1.0 million for our CEO for 2026. Mr. Schaeffer has not received a base salary since 2015.
CEO Annual Cash Incentive Compensation.   With respect to our CEO’s Annual Cash Incentive Compensation opportunity for 2026, the Compensation Committee recommended, and the Board approved an increase of the target cash incentive compensation from $500,000 to $1.25 million. The Board also approved amending the performance measure to only include the Company’s EBITDA CAGR, as reported in the Company’s earnings press releases. The Board believes this single metric is best suited for evaluating the Company’s financial health and operational efficiency as well as the progress and success of the revenue generation and cost reduction efforts with respect to the Sprint acquisition.
Executive Officer Base Salary Increase.   Following an analysis of the compensation practices of the Company’s peer group, the Compensation Committee recommended, and the Board approved, increasing the annual base salary of each of Messrs. Chang, Harris and Weed to $400,000. This figure remains at or below the 50th percentile for base salary of the comparable position for the Company’s peer group.
Pay-for-Performance Compensation Philosophy
We view our executive compensation practices as an avenue to communicate our goals and standards of conduct and as a means to reward our executive officers for their achievements. We believe our executive compensation program is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our executive officers and, therefore, that it promotes stability in our leadership.
The Board has established a unifying principle for our executive compensation program: linking the interests of our executive officers to the interests of our stockholders. The Board believes that this alignment of interests incentivizes our executive officers to act in the best interests of the Company.
To ensure our executive officers’ interests are aligned with those of our stockholders and to motivate and reward individual initiative and effort, a substantial portion of our executives’ annual compensation takes the form of equity awards and is, therefore, “at-risk.” For 2025, over 98% of our CEO’s annual target direct compensation consisted of equity awards. For our other executive officers, including the other Named Executive Officers, over 83% of their annual target direct compensation is delivered in the form of equity awards.
In 2025, our CEO’s entire cash compensation consisted of his annual incentive award, which was performance-based and at-risk. The majority of our CEO’s restricted stock award is performance-based, meaning that a majority of our CEO’s target total direct compensation for 2025 was performance-based. For 2026, the changes to our CEO’s compensation structure notwithstanding, this dedication to performance-based compensation remains in place, as the majority of our CEO’s target total direct compensation for 2026 is performance-based and over 80% of our CEO’s annual target direct compensation consists of equity awards.
Our compensation program focuses on long-term growth in stockholder value. Historically, restricted stock awards granted to our executives generally do not vest until three years after the grant date, and, in the case of performance-based restricted stock awards, the performance targets are based on long-term measurements.
To date, the Board has granted equity awards based on a fixed number of shares rather than awards based on a specific dollar value. To ensure that we remain faithful to our compensation philosophy, the Board regularly evaluates the relationship between the reported values of the equity awards granted to our executive officers, the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years, and our TSR over this period. The Board will continue to review both the size of awards and whether awards should be tied to a specific dollar amount; however, as part of this evaluation the Board will acknowledge that increases in the realized value from the awards are necessarily tied to increases in stockholder value and thus these increases are consistent with the goal of our executive compensation program.

For our CEO’s performance-based restricted stock granted with respect to 2025, the Board used two performance measures, such that half of the performance-based restricted stock award was based on EBITDA growth and half was based on free cash flow growth. The Board believed these two metrics were consistent with previously-voiced stockholder preferences for metrics directly influenced by the CEO and serve as direct measures of the CEO’s contributions to the Company and its financial health.
For 2026 compensation, as noted above, the Board amended these performance measures to remove free cash flow growth as a performance metric for our CEO’s performance-based equity award, because it believes EBITDA and free cash flow are similar and, in light of apparent investor preference of EBITDA as a financial metric, that using two similar metrics was unnecessary.
We believe that our focused emphasis on the use of long-term incentive compensation as the key element of our executive officers’ target total direct compensation opportunities has enabled us to maintain a strong alignment of our executive officers’ and stockholders’ interests and has, in most years, resulted in the above-market performance of our common stock as illustrated below.
The graph below compares Cogent’s cumulative five-year TSR on common stock with the cumulative TSRs of the S&P 500 Index and the NTI. The graph tracks the performance of a $100 investment in our common stock and in each index (with the reinvestment of all dividends) from December 31, 2020 to December 31, 2025.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among Cogent Communications Holdings, the S&P 500 Index
and the NASDAQ Telecommunications Index

$250
$200
$150
$100
$50
$0
12/20
12/21
12/22
12/23
12/24
12/25
Cogent Communications Holdings
S&P 500
NASDAQ Telecommunications

*
$100 invested on 12/31/20 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

Copyright© 2025 Standard & Poor’s, a division of S&P Global. All rights reserved.
	12/20	12/21	12/22	12/23	12/24	12/25
Cogent Communications Holdings	100.00	127.72	105.78	149.38	160.20	47.80
S&P 500	100.00	128.71	105.40	133.10	166.40	196.16
NASDAQ Telecommunications	100.00	102.14	74.69	82.63	93.76	107.59

2025 Stockholder Advisory Vote on Named Executive Officer Compensation
At our 2025 Annual Meeting our stockholders approved the advisory vote on our named executive officer compensation, or “Say-on-Pay,” with approximately 88% of votes cast, excluding broker non-votes. We believe this support is indicative of the Board’s willingness to adjust both director and officer compensation in response to concerns and suggestions raised by our stockholders.
As demonstrated by our continuing, active outreach to our stockholders, we value their opinions on executive compensation, as expressed not only in their Say-on-Pay votes but in our dialogues throughout the year.
Executive Compensation Policies and Practices
We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. During 2025, we maintained the following executive compensation policies and practices, including both policies and practices we have implemented to drive performance and policies and practices that either prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests:
What We Do
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We maintain an Independent Compensation Committee.   The Compensation Committee consists solely of independent directors who establish our compensation practices.

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We retain an Independent Compensation Advisor.   The Compensation Committee has engaged its own compensation consultant to provide information, analysis, and other advice on executive compensation independent of management.

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We conduct an annual Executive Compensation Review.   At least once each year, the Board conducts a review of our compensation strategy.

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Compensation At-Risk.   Our executive compensation program is designed so that the majority of our executive officers’ compensation is at risk based on corporate performance, and because it is equity-based, aligned to the interests of our stockholders.

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We Evaluate Compensation-related Risk.   The Board considers our compensation-related risk profile to ensure that our compensation-related risks do not create inappropriate or excessive risk and are not reasonably likely to have a material adverse effect on the Company.

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Multi-year Vesting Requirements.   Both to retain and to focus our executives on long-term performance, all of our equity awards must be earned over at least a three-year period.

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Compensation Recovery (“Clawback”) Policy.   We have adopted a policy for recovery of erroneously awarded compensation that complies with SEC and Nasdaq rules and enables the Board to recover both cash and equity incentive-based compensation from our CEO and certain other officers in the event of an accounting restatement.

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Stock Ownership Policy.   We have adopted a stock ownership policy for our CEO and the members of the Board under which they must accumulate and maintain, consistent with the terms of the guidelines, shares of our common stock.

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We Conduct an Annual Stockholder Advisory Vote on Named Executive Officer Compensation.   We conduct an annual stockholder advisory vote on the compensation of the Named Executive Officers. The Board considers the results of this advisory vote during the course of its deliberations and also separately seeks to engage on executive compensation matters with our stockholders.

What We Do Not Do
•
No Guaranteed Bonuses.   We do not provide guaranteed bonuses to our executive officers. Only our CEO and Chief Revenue Officer are eligible to receive annual cash incentive awards, which are entirely performance-based. Our other executive officers are not eligible for cash bonuses.

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No Defined Benefit Retirement Plans.   We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our executive officers other than the plans and arrangements that are available to all employees. Our executive officers are eligible to participate in our Section 401(k) retirement plan on the same basis as our other employees.
•
No Hedging and Limits on Pledging.   We prohibit our employees, including our executive officers, and the members of the Board from hedging our securities and from pledging our securities on a non-recourse basis. See below for a discussion of limitations on pledging of our securities.

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No Tax Payments on Perquisites.   We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits.

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No Excise Tax Payments on Future Post-Employment Compensation Arrangements.   We do not provide any excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change in control of the Company.

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No Special Welfare or Health Benefits.   We do not provide our executive officers with any welfare or health benefit programs, other than participation in our broad-based employee programs, such as medical, dental and vision benefits, medical and dependent care flexible spending accounts, health savings accounts, long-term and short-term disability insurance, and basic life insurance coverage.

•
No Stock Option Re-pricing.   We do not permit options to purchase shares of our common stock to be re-priced to a lower exercise price without the approval of our stockholders.

Pledging Policy
The Company’s pledging policy (i) prohibits individuals from pledging Company securities to secure a non-recourse loan, (ii) prohibits the holding of Company securities in a margin account, and (iii) permits pledging of Company securities pursuant to a full recourse loan only after the Audit Committee reviews and approves any proposed pledge and the full Board ratifies such approval. No securities are currently pledged by any of our officers or directors.
As part of the approval process, the Audit Committee may request an individual seeking to pledge shares to provide information sufficient for the Audit Committee to evaluate the risk of such pledge, which information may include, but is not limited to, the following:
•
Amount and terms of the full recourse loan;

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Purpose of the full recourse loan;

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Terms of the collateral agreement or similar agreement effecting the pledge;

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Amount of Company securities pledged; and

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Financial condition of the individual making the pledge.

The Audit Committee shall consider the risk of any such pledge before approval, and as part of this consideration shall weigh some or all of the following factors:
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The percentage of the Company’s outstanding shares, on a fully diluted basis, represented by the pledged shares, which shall not exceed five percent (5%), including all shares subject to issued and outstanding options, absent exceptional circumstances;

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The percentage of the individual’s holding of the Company’s securities represented by the pledged shares, which shall not exceed fifty percent (50%), absent exceptional circumstances;

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The amount and type of the other assets securing such full recourse loan; and

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The amount of the loan relative to the financial condition of the individual.

The Board believes that this thoughtful, considered approach serves stockholders’ interests by achieving the proper balance between the Company’s compensation practices that encourage ownership of the Company’s securities and the risks presented by the pledging of the Company’s securities.

Executive Compensation Philosophy and Program Design
Compensation Philosophy
Our philosophy is to compensate all of our employees, including our executive officers, in a manner that reflects the competitive value of their skills and experience in the marketplace, to pay our sales force and sales management substantial cash commissions based upon revenue generated, and to tie the compensation of our executive officers to the value of our common stock through the grant of restricted stock awards that vest or are earned over multi-year periods.
We believe that the success of our philosophy is demonstrated by our record of revenue growth and increased profitability and our stable and capable leadership.
Program Design
We keep the compensation program for our executive officers simple in the belief that a program consisting of a limited number of easily understood elements results in greater transparency to our stockholders. We have maintained a consistent design of the compensation for our executive officers, which we believe makes it easier for year to year comparisons. We believe the long tenure of our executive officers speaks to the soundness of our compensation approach.
To this end, we generally focus the annual compensation of our executive officers on two principal elements: base salary and long-term incentive compensation in the form of equity awards. In addition, the two executive officers who are most directly responsible for driving our revenue growth — our CEO and Chief Revenue Officer — are also eligible to receive annual cash incentive awards based on our performance against pre-established financial objectives. In the case of our CEO, for 2025, this annual cash incentive award was in lieu of his base salary.
Executive Compensation Program Governance and Process
Role of the Compensation Committee
The current members of the Compensation Committee are all independent directors. In 2025, the Compensation Committee had overall responsibility for our compensation and benefits policies generally, overseeing and evaluating the compensation plans, policies, and programs applicable to our CEO as well as our other executive officers, determining and overseeing the process of evaluating our CEO’s performance, and overseeing the preparation, review and approval of the Compensation Discussion and Analysis section of the Proxy Statement.
The Board’s practice of developing and maintaining compensation arrangements that are competitive includes a balance between retaining the best possible talent and maintaining a reasonable and responsible cost structure.
When selecting and setting the amount of each compensation element, the Board considers the following factors:
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our performance against the financial and operational objectives established by the Board;

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each individual executive officer’s skills, experience, and qualifications relative to other similarly situated executives in the competitive market;

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the scope of each executive officer’s role compared to other similarly situated executives in the competitive market;

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the performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;

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compensation parity among our executive officers; and

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our financial performance, including profitability and return of capital to stockholders, relative to our peers.

These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor was the impact of any single factor on the determination of pay levels quantifiable.
Role of Management
In discharging its responsibilities, the Board works with members of our management, including our CEO. Management provides the Board with information on the Company’s and each individual’s performance, market data, and its perspective and recommendations on compensation matters. The Board solicits and reviews these recommendations and proposals with respect to adjustments to annual cash compensation, long-term incentive compensation opportunities, program structures, and other compensation-related matters. The Board reviews and discusses these recommendations and proposals with our CEO and uses them as one factor in determining and approving the compensation for our executive officers. Our CEO does not participate in Board discussions regarding his own compensation.
Role of Compensation Consultant
The Compensation Committee has engaged Compensia, a national compensation consulting firm, to serve as its compensation advisor. During 2025, Compensia provided the following services:
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assisted with the development of a compensation peer group, provided competitive market data based on the compensation peer group for our executive officer positions and evaluated the compensation we pay our executive officers relative to both our performance and how the companies in our compensation peer group compensate their executives;

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reviewed and analyzed the base salary levels and annual and long-term incentive compensation of our executive officers;

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calculated performance data with respect to the vesting of our CEO’s performance-vesting shares;

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provided a market assessment of grants of special performance-based stock awards to CEOs; and

•
reviewed our executive compensation disclosure, including the Compensation Discussion and Analysis.

In 2025, Compensia provided no services to us other than the consulting services to the Compensation Committee. The Compensation Committee has reviewed the objectivity and independence of the advice it received from Compensia and determined that Compensia is independent and that its work did not raise any conflicts of interest.
Competitive Positioning
Compensia developed and recommended a compensation peer group to be used as a reference for understanding the market for executive talent when making compensation decisions for our executive officers. Compensia determined our compensation peer group by focusing on U.S.-based, publicly traded companies in the following technology industry sectors: telecommunications, Internet, and software. Compensia then selected companies that were similar to us relative to our size, using the following criteria:
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similar revenue size — ~0.5x to ~2.0x our last four fiscal quarter revenue of approximately $987 million (~$494 million to $1.97 billion); and

•
similar market capitalization — ~0.3x to ~3.0x our market capitalization of $2.9 billion (~$878 million to $8.8 billion).

During its compensation review for 2025, conducted in 2024, the Compensation Committee took into consideration Compensia’s recommended peer group of 19 communications and technology companies for purposes of comparing our executive compensation levels and practices against the competitive market. In 2024, the companies comprising the Company’s compensation peer group for 2025 compensation were as follows:
Alarm.com Blackbaud Cable One Calix CSG Systems International Fastly Five9 Gogo InterDigital Iridium Communications Qualys	Rapid7 RingCentral Squarespace Teradata Verra Mobility Viasat Viavi Solutions Workiva
As compared to the Company’s peer group used for 2024 compensation, Aspen Technology, Guidewire Software and Nutanix were removed as they were above the market capitalization range, and Extreme Networks was removed due a perceived lack of similarity with the Company. Cable One, Rapid7 and Viavi Solutions were added to the peer group as replacements as each fit within the above-designated criteria. The Compensation Committee intends to review our compensation peer group at least annually and to adjust its composition, as necessary, accounting for changes in both our business and the businesses of the companies in the compensation peer group.
The Compensation Committee does not believe that it is appropriate to make compensation decisions, whether regarding base salaries or long-term incentive compensation, based upon any type of benchmarking. The Compensation Committee does believe that information regarding the compensation practices at other companies is useful in at least two respects. First, the Compensation Committee recognizes that our compensation policies and practices must be competitive in the marketplace. Second, this information is useful in assessing the reasonableness of individual executive compensation elements and of our overall executive compensation packages. The information provided by the peer group analysis is only one of several factors that the Compensation Committee considers, however, in making its compensation decisions. The Compensation Committee also considers, among other factors, the relative responsibilities and talents of our executive officers, the ability to replace their particular skillsets and institutional knowledge and the financial performance of the Company relative to its peers, including revenue growth, profitability and the return of capital to stockholders.
Individual Compensation Elements
For 2025, our executive compensation program consisted of the following:
•
base salary (except for our CEO, whose base salary was replaced with an annual cash incentive compensation opportunity in 2015);

•
an annual cash incentive compensation opportunity to our CEO and a sales commission opportunity to Mr. Bubeck and Mr. Harris, who each served as our Chief Revenue Officer for a portion of the year; and

•
long-term incentive compensation in the form of time-based restricted stock awards and, for certain executive officers, performance-based restricted stock awards.

Base Salary
Base salary represents the fixed portion of the compensation of our executive officers and is an important element of compensation intended to attract and retain highly talented individuals.
Generally, we establish the initial base salaries of our executive officers through arms-length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, and the base salaries of our other executive officers. Thereafter, the Board reviews the base salaries of our executive officers from time to time and adjusts base salaries as it determines to be necessary or appropriate.
It is the general policy of the Board to provide our executive officers with the same general salary increase granted to all tenured employees each year. Consistent with this policy, in 2025, our executive officers (other than our CEO), received the same 2.5% base salary increase as our other employees.
Since 2015 our CEO has not received any base salary. The Board approved a base salary of $1.0 million for our CEO in 2026.
Annual Cash Incentive Compensation
Except for our CEO and our Chief Revenue Officer, an annual incentive compensation award in the form of a cash bonus has not been a part of our executive compensation program. This policy continued for 2025.
Annual Cash Incentive Opportunity for Our CEO
In 2025, our CEO was eligible to receive an annual cash incentive award based on the Company’s achievement of annual growth rate of the Company’s Annualized Wavelength Revenue (“AWR AGR”) compared to an target growth rate of 30.0% (“AWR AGR Target”) and annual growth rate of the Company’s gross profit (“Gross Profit AGR”) compared to a target growth rate of 15.0% (“Gross Profit AGR Target”).
For purposes of his 2025 incentive compensation opportunity, our CEO was eligible to receive an annual cash incentive award with a target of $500,000 that would not exceed $667,000. The cash award was determined by dividing (i) the AWR AGR Target by the AWR AGR Target and multiplying it by $250,000, provided, that the annual bonus payable for achievement of the AWR AGR Target would not exceed $333,500 and (ii) Gross Profit AGR by the Gross Profit AGR Target and multiplying the result by $250,000, provided, that the portion of the annual bonus payable for achievement of the Gross Profit AGR Target shall not exceed $333,500 If AWR AGR or Gross Profit AGR was zero or negative, the portion of the annual bonus payable pursuant to the relevant metric would be zero.
The AWR AGR Target for 2025 was set by the Board at 30%. Based on achievement of 152% of the AWR AGR Target, our CEO earned an annual incentive award with respect to AWR AGR in the amount of $333,500, which was 133% of the target annual incentive compensation of $250,000 and represented the maximum amount achievable. The Gross Profit AGR Target was set by the Board at 15%. Based on achievement of 79% of the Gross Profit AGR Target, our CEO earned an annual incentive award with respect to Gross Profit AGR in the amount of $196,743, which was 79% of the target annual incentive compensation of $250,000.
Incentive Compensation Opportunity for Chief Revenue Officer
Due to the importance of this position in driving revenue and, therefore, stockholder value, our Chief Revenue Officer is eligible to receive monthly commissions based on our revenue for each month of the year. Since revenue growth is critical to our success, the Board believes that it is important to directly link a significant portion of the Chief Revenue Officer’s target total direct compensation to achieving our monthly revenue targets. The Chief Revenue Officer’s sales commission opportunity is a compensation element focused on the Company’s customer acquisition and satisfaction, a structure the Company also believes is important for its Chief Revenue Officer.
For the period January 1 to August 31, 2025, Mr. Bubeck served as the Company’s Chief Revenue Officer. For 2025, monthly revenue growth targets were established for Mr. Bubeck for the year and his target commission for a full calendar year was set at $146,880. Mr. Bubeck’s commissions were paid monthly and determined each month by measuring our actual net new revenue for each month, measured both company-wide and on a regional basis, against the pre-established revenue growth targets for that month, with the resulting percentage multiplied by his target commissions for each category for the month. For January 1, 2025 through August 31, 2025, the months in which he served as Chief Revenue Officer approximately 35% of Mr. Bubeck’s target total cash compensation was tied to the achievement of these monthly revenue targets.
For January through August 2025, Mr. Bubeck achieved 77% of his aggregate revenue target for the period. Accordingly, he received $80,813 of his target commission of $97,920 based on his monthly performance against his targets.
Upon his promotion to Chief Revenue Officer on September 1, 2025, monthly revenue growth targets were established for Mr. Harris for the remainder of the year and his target commission for a full calendar year was set at $146,880 and then prorated for the remainder of 2025. Mr. Harris’ commissions were paid monthly and determined each month by measuring our actual net new revenue for each month, measured both company-wide and on a regional basis, against the pre-established revenue growth targets for that month, with the resulting percentage multiplied by his target commissions for each category for the month. For the period September 1, 2025 to December 31, 2025, the months in which he served as Chief Revenue Officer, approximately 31% of Mr. Harris’ target total cash compensation was tied to the achievement of these monthly revenue targets.
For September through December 2025, Mr. Harris achieved 116% of his aggregate revenue target for the period. Accordingly, he received $63,971 of his target commission of $57,576 based on his monthly performance against his targets.
Long-Term Incentive Compensation
We believe that the strongest alignment of executive and stockholder interests arises from their common ownership of our equity securities. Accordingly, the Board allocates the largest portion of our executive officer’s target total direct compensation to long-term incentive compensation in the form of equity awards. The Board believes that equity awards focus our executive officers, including the Named Executive Officers, on increasing stockholder value over the long-term, provide a meaningful reward for appreciation in our stock price and long-term value creation, and motivate them to remain employed with us.
Over the last several years, the long-term incentive compensation opportunities of our executive officers, including the Named Executive Officers, have been delivered in the form of restricted stock awards that vest no earlier than 36 months from that grant date. As noted above, these awards have represented approximately 98% of our CEO’s target total direct compensation, and, on average, over 83% of the target total direct compensation of our other executive officers.
As with their other compensation elements, the Board determines the amount of long-term incentive compensation for our executive officers as part of its annual compensation review and, after taking into consideration the competitive market environment, the recommendations of our CEO (except with respect to his own equity award), the proportion of our total shares of common stock outstanding used for annual employee long-term incentive compensation awards (our “burn rate”), and the other factors described above.

In 2025, the Board granted a combination of time-based restricted stock awards, retention awards and performance-based restricted stock awards to our executive officers. The equity awards granted to the Named Executive Officers for 2025 were as follows:
Named Officer	Grant Date	Time Based Restricted Stock (# shares)	Time Based Restricted Stock (grant date fair value)	Performance Based Restricted Stock (# shares)	Performance Based Restricted Stock (grant date fair value)	Aggregate Grant Date Fair Value
Dave Schaeffer	1/14/2025	84,000	$6,044,640	96,000	$6,908,160	$12,952,800
Dave Schaeffer	12/31/2025	229,657	$4,951,405	321,520	$6,931,971	$11,883,376
Thaddeus Weed	1/9/2025	19,400	$1,418,722	4,850	$354,681	$1,773,403
Thaddeus Weed	12/31/2025	100,000	$2,156,000	—	$—	$2,156,000
Thaddeus Weed	12/31/2025	19,400	$418,264	4,850	$104,566	$522,830
Mark Harris	6/1/2025	1,000	$45,710	—	$—	$45,710
Mark Harris	9/2/2025	668	$24,663	—	$—	$24,663
Mark Harris	12/31/2025	5,000	$107,800	—	$—	$107,800
Mark Harris	12/31/2025	100,000	$2,156,000	—	$—	$2,156,000
John Chang	1/9/2025	9,600	$702,048	2,400	$175,512	$877,560
John Chang	12/31/2025	9,600	$206,976	2,400	$51,744	$258,720
John Chang	12/31/2025	100,000	$2,156,000	—	$—	$2,156,000
Henry Kilmer	1/9/2025	9,600	$702,048	2,400	$175,512	$877,560
Henry Kilmer	12/31/2025	9,600	$206,976	2,400	$51,744	$258,720
James Bubeck	1/9/2025	9,600	$702,048	2,400	$175,512	$877,560
The number of shares subject to performance-based restricted stock awards represents the maximum number of shares that may be earned. Grant date fair value is based on (i) a closing price of $73.13 per share on the grant date of January 9, 2025 for Messrs. Weed, Bubeck, Chang and Kilmer; (ii) a closing price of $71.96 per share on the grant date of January 14, 2025 for Mr. Schaeffer, (iii) a closing price of $45.71 per share on the grant date of June 1, 2025 for Mr. Harris, (iv) a closing price of $36.92 per share on the grant date of September 2, 2025 for Mr. Harris, and (v) a closing price of $21.56 per share on the grant date of December 31, 2025 for Messrs. Schaeffer, Weed, Harris, Chang and Kilmer.
Equity Awards Granted to Our CEO
January 2025 Time-Based Restricted Stock Award.   Our CEO’s time-based restricted stock award granted in January 2025 vests in equal monthly increments of 7,000 shares each commencing January 1, 2028 and ending on December 1, 2028.
December 2025 Time-Based Restricted Stock Award.   Our CEO’s time-based restricted stock award granted in December 2025 vests in full on January 1, 2029.
January 2025 Performance-Based Restricted Stock Award.   Our CEO’s performance-based shares are eligible to vest on March 15, 2028 as follows: one-half based on our growth rate in EBITDA and one-half based on our growth rate in Free Cash Flow, all as measured over a performance period commencing on January 1, 2025 and ending on December 31, 2027.
•
If our compound annual revenue growth rate in EBITDA as set forth in the Company’s earnings press releases (“EBITDA CAGR”) from 2024 to 2027 is positive, then the number of shares that will vest with respect to the award will be determined by dividing (i) the Company’s actual EBITDA CAGR, by (ii) a target percent to be set by the Compensation Committee, and then multiplying the resulting fraction by 48,000 (one-half of the target number of shares). If our EBITDA CAGR for the applicable performance period is less than zero, then no shares vest on that metric. No additional shares will be awarded for over-performance.

•
If our compound annual revenue growth rate in Free Cash Flow (defined as EBITDA minus capital expenditures minus principal payments finance (capital) leases with EBITDA as set forth in the

Company’s earnings press releases) (“FCF CAGR”) from 2024 to 2027 is positive, then the number of shares that will vest with respect to the award will be determined by dividing (i) the Company’s actual FCF CAGR, by (ii) a target percent to be set by the Compensation Committee, and then multiplying the resulting fraction by 48,000 (one-half of the target number of shares). If our FCF CAGR for the applicable performance period is less than zero, then no shares vest on that metric. No additional shares will be awarded for over-performance.
•
Any shares that do not vest based on satisfaction of the performance targets at the end of the performance period are forfeited and canceled.

December 2025 Performance-Based Restricted Stock Award.   Our CEO’s performance-based shares are eligible to vest on March 15, 2029 based on our growth rate in EBITDA as measured over a performance period commencing on January 1, 2026 and ending on December 31, 2028. If our compound annual revenue growth rate in EBITDA as set forth in the Company’s earnings press releases (“EBITDA CAGR”) from 2025 to 2028 is positive, then the number of shares that will vest with respect to the award will be determined by dividing (i) the Company’s actual EBITDA CAGR, by (ii) a target percent to be set by the Compensation Committee, and then multiplying the resulting fraction by 321,520 shares. If our EBITDA CAGR for the applicable performance period is less than zero, then no shares vest on that metric. No additional shares will be awarded for over-performance.
In addition, our CEO’s restricted stock awards made in January and December 2025 are eligible for vesting in connection with certain qualifying terminations of employment as follows:
•
Death or disability — Upon a termination of employment due to death or disability, all of the unvested time-based restricted stock and all of the unvested shares of performance-based restricted stock will vest.

•
Retirement — Upon a termination of employment due to retirement, as determined by the Compensation in its sole discretion, all of the unvested time-based restricted stock will vest and, upon expiration of the performance period, the actual number of shares that will vest is based on our actual performance for the performance period.

•
Termination of employment — In the event that our CEO’s employment is terminated entitling him to severance under the terms of his employment agreement either prior to or more than six months after a change in control of the Company, then the number of time-based restricted shares that he would have vested in had he remained employed during the severance period (which will be determined based on the number of months used to calculate severance under his employment agreement) will vest and, upon expiration of the performance period, the actual number of performance-based restricted shares that will vest is based on our actual performance for the performance period, but prorated based on the number of days elapsed from the beginning of the performance period through the last day of his applicable severance period.

•
Change in control — Immediately prior to a change in control of the Company, the performance period will end and the actual number of shares of his performance based restricted shares that will vest is based on our actual performance against the performance metrics through such date, provided he remains employed with us through (i) January 1, 2027 with respect to the award granted in January 2025 and (ii) March 15, 2029 with respect to the awards granted in December 2025. However, if during the six months following the change in control, his employment is terminated without cause or he terminates his employment for good reason, a “double trigger,” then he will fully vest in the time-based restricted shares and the performance-based restricted shares.

Equity Awards Granted to Other Named Executive Officers
January 2025 Time-Based Restricted Stock Awards.   Time-based restricted stock granted in January 2025 to the other Named Executive Officers vests in equal quarterly increments on March 1, June 1, September 1, and December 1, 2028 (subject to the Named Executive Officer still being employed on the vesting date).
January 2025 Performance-Based Restricted Stock Awards.   Performance-based restricted stock granted in January 2025 to the other Named Executive Officers vests (if at all) on December 1, 2028, based on the attainment of customer satisfaction goals over the period April 1, 2025 to November 1, 2028, as determined and evaluated by the Board.
December 2025 Time-Based Restricted Stock Awards.   Time-based restricted stock granted in December 2025 to the other Named Executive Officers vests in equal annual increments January 1, 2027, January 1, 2028 and January 1, 2029 (subject to the Named Executive Officer still being employed on the vesting date).
December 2025 Performance-Based Restricted Stock Awards.   Performance-based restricted stock granted in December 2025 to the other Named Executive Officers vests (if at all) on December 1, 2029, based on the attainment of customer satisfaction goals over the period January 1, 2026 to November 1, 2029, as determined and evaluated by the Board.
December 2025 Time-Based Restricted Stock Awards — Retention.   Time-based retention restricted stock granted in December 2025 to certain of the other Named Executive Officers vests in full on January 1, 2029 (subject to the Named Executive Officer still being employed on the vesting date).
In addition, the restricted stock awards granted to the other Named Executive Officers are eligible for accelerated vesting as follows:
•
Death, disability, retirement, or change in control — Upon a termination of employment due to death, disability, or, except with respect to retention awards, retirement (as determined by the Compensation Committee in its discretion) and upon a change in control of the Company (even if not accompanied by a termination of employment), all of the unvested time-based restricted stock and performance-based restricted stock vests.

•
Other termination of employment — In the event of a termination of employment entitling the Named Executive Officer to severance under the terms of his employment agreement, he will vest in the time-based restricted stock that would have vested had he remained employed during his severance period (based on the number of months used to calculate severance under his employment agreement), and, upon expiration of the performance period, the actual number of performance-based shares that will vest is based on our actual performance for the performance period prorated based on the number of days elapsed from the beginning of the performance period through the last day of his applicable severance period.

With respect to the retention awards granted in 2025, all of the unvested time-based restricted stock vests on termination of employment due to death, disability and upon a change in control of the Company (even if not accompanied by a termination of employment), but do not vest on retirement. With respect to the retention awards granted in 2024, all of the unvested time-based restricted stock vest upon a change in control of the Company but is otherwise forfeited upon termination of employment for any reason.
In the event of a termination of employment other than as provided in the foregoing paragraphs, the Named Executive Officer will forfeit any unvested time-based restricted stock and performance-based restricted stock.
In 2025, in connection with its review of the performance-based restricted stock awards granted to our executive officers (other than our CEO) in 2022, the Board evaluated the attainment of the customer satisfaction performance goal established for such awards over the applicable performance period. With the assistance of our CEO, the Board reviewed the Company’s Net Promoter Score, which measures the willingness of the Company’s customers to recommend our services to others. We believe this is a useful measure of our customer’s overall satisfaction with our service. Net Promoter Scores range from -100 to 100. For 2025, the Company’s Net Promoter Score was 65, which is outstanding for an internet service provider. The industry average for telecom companies in general is currently 25-30. The Board evaluated the score and determined that the customer satisfaction performance goals had been met and that our executive officers other than our CEO had earned 100% of their restricted stock awards.
Welfare and Health Benefits
We have established a tax-qualified Section 401(k) retirement plan for all of our employees in the United States, including our executive officers. Currently, we match contributions made to the plan by our employees up to 2.0% of their compensation. Upon hiring, all eligible employees are automatically enrolled in plan in order to increase participation across our workforce. This has increased employee participation in our plan. We intend for the plan to qualify under Section 401(a) of the Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.
In addition, we provide other benefits to our executive officers on the same basis as all of our full-time employees. These benefits include medical, dental and vision benefits (paid for on a shared based by the employee and the Company), medical and dependent care flexible spending accounts, health savings accounts, short-term and long-term disability insurance, and basic life insurance coverage. For employees outside of the United States, we provide benefits consistent with local laws and competitive with local markets.
We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Personal Benefits
Perquisites or other personal benefits are not a component of our executive compensation program. Accordingly, we do not provide perquisites or other personal benefits to our executive officers.
In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Board.
Employment Agreements
We have entered into written employment agreements with each of the current Named Executive Officers. In December 2025, the Company and Mr. Schaeffer amended his employment agreement to extend the term until December 31, 2028.
Each of these employment agreements, other than for Mr. Harris, provides for “at will” employment. These agreements also set forth the rights and responsibilities of each party and protect both parties’ interests in the event of a termination of employment by providing the Named Executive Officer with the opportunity to receive certain post-employment payments and benefits in the event of certain terminations of employment, including following a change in control of the Company. Finally, these employment agreements prohibit the Named Executive Officer from engaging, directly or indirectly, in competition with us or disclosing our confidential information or business practices. These post-employment compensation arrangements are described in more detail in the discussion entitled “Post-Employment Compensation” below.
For information on the specific terms and conditions of the employment agreements of the Named Executive Officers, see the discussion of “Employment Agreements and Potential Post-Employment Compensation Arrangements” in this Proxy Statement.
Post-Employment Compensation
We believe that having in place reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly qualified executive officers. Our post-employment compensation arrangements are designed to provide reasonable compensation to executive officers who leave the Company under certain circumstances to facilitate their transition to new employment.
In determining payment and benefit levels under the various circumstances triggering the post-employment compensation provisions of our Named Executive Officers’ employment agreements, the Compensation Committee has drawn a distinction between voluntary terminations of employment, terminations of employment for cause, and terminations of employment without cause or as a result of a change in control of the Company. Payment in the latter circumstances has been deemed appropriate in light of the benefits to us described above, as well as the likelihood that the Named Executive Officer’s departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are not appropriate in the event of a termination of employment for cause or a voluntary resignation.
In addition, the written agreements for the equity awards granted to the Named Executive Officers contain provisions covering a change in control of the Company. We believe that these arrangements are designed to align the interests of management and stockholders when considering the long-term future for the Company. The primary purpose of these arrangements is to keep our most senior executive officers focused on pursuing all corporate transaction activity that is in the best interests of our stockholders. Specifically, these agreements provide that:
•
the unvested restricted stock awards granted to the Named Executive Officers (other than our CEO) vest in full upon a change in control of the Company; and

•
in the case of our CEO the vesting of his awards will accelerate only if, in the event of a change in control of the Company, there is also a subsequent involuntary loss of employment by him (a so-called “double-trigger” arrangement).

The written agreements for the equity awards granted to the Named Executive Officers, except for certain retention grants awarded in 2024 and for retention awards granted in 2025, with respect to retirement only, also provide for accelerated vesting upon their death, disability, or retirement (as determined by the Compensation Committee in its discretion).
We have no arrangements with the Named Executive Officers providing for excise tax payments (or “gross-ups”) relating to a change in control of the Company.
For information on the post-employment compensation arrangements for the Named Executive Officers, as well as an estimate of the potential payments and benefits payable under these arrangements as of the end of 2025, see “Employment Agreements and Potential Payments upon Termination or Change in Control” in this Proxy Statement.
Other Compensation Policies and Practices
Stock Ownership Policy
We have adopted a stock ownership policy for our CEO and the members of the Board to align their interests with the interests of our stockholders. Amended in 2022, this policy provides that:
•
our CEO is required to own that number of shares of our common stock with a market value equal to 10 times his annual cash compensation or $3 million, whichever is greater; and

•
the members of the Board are required to own ten thousand (10,000) shares.

New members of the Board are required to reach the required ownership threshold within a specified period of time once they join the Board. As of February 28, 2026, each of the individuals subject to our stock ownership policy satisfied the stock ownership requirement other than our CEO.
Clawback Policy
Effective as of October 2, 2023, we adopted the Policy for Recovery of Erroneously Awarded Compensation, which we refer to as the Clawback Policy, which is intended to comply with the Nasdaq listing standards adopted pursuant to Rule 10D-1 under the Exchange Act. Under the Clawback Policy, if the Company is required to prepare an accounting restatement due to any material noncompliance with financial reporting requirements under applicable securities laws, we will be required to recover from current and former executive officers any incentive-based compensation that was erroneously paid or provided to the executive officers during the three years preceding the date that the Company is required to prepare such restatement, unless the Compensation Committee determines that recovery would be impracticable. Incentive-based compensation includes compensation that is granted, earned, or vested based wholly or in part on any financial reporting measure(s).
If recovery is triggered under the Clawback Policy due to an accounting restatement, we are required to recover the excess of the amount of incentive-based compensation actually received by the executive officer over the amount of incentive-based compensation that he or she would have received had payment been determined based on the restated financial measure. The Compensation Committee will determine the manner of recovery of any erroneously awarded compensation, which may include, without limitation, reduction or cancellation by the Company or an affiliate of the Company of incentive-based compensation, erroneously awarded compensation or solely time-vesting equity awards, reimbursement or repayment and, to the extent permitted by law, an offset against other compensation payable by the Company or an affiliate of the Company to such person.
Hedging, Derivatives, and Pledging Policies
Our Hedging, Derivatives and Pledging Policy prohibits our employees, including our executive officers, and the members of the Board from hedging our securities and from entering into a derivative contract involving our securities (except for ownership of options to purchase shares of our common stock granted in connection with employment). Among the investment vehicles that are subject to this prohibition are:
•
puts, calls, and futures contracts involving our securities whether covered or not;

•
swaps involving our securities;

•
forward contracts involving our securities;

•
shorting our securities; and

•
pledging our securities to secure a non-recourse loan.

Our Hedging, Derivatives and Pledging Policy also (i) prohibits the holding of Company securities in a margin account, and (ii) permits pledging of Company securities pursuant to a full recourse loan only after the Audit Committee reviews and approves any proposed pledge and the full Board ratifies such approval. In addition, under the pledging policy, the factors to be considered and weighed by the Audit Committee with respect to any proposed pledging pursuant to a full recourse loan include whether such pledge exceeds either (x) 50% of the pledgor’s shares or (y) 5% of outstanding shares of the Company on a fully diluted basis, the amount and types of the other assets securing such full recourse loan, the amount of the loan relative to the financial condition of the individual, and whether exceptional circumstances exist to explain any pledging in excess of such targets.
Equity Grant Policies and Practices
We do not grant stock options in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation. Although we do not have a formal policy with respect to the timing of our stock option grants, the awards are typically made only to new hires (at levels below the executive officer level) with a grant date of the first day of the month following the employee’s start date. Because there is a fixed mechanism for determining the grant date, the Board and Compensation Committee do not take material nonpublic information into account when determining the timing and terms of such an award. In 2025, we did not grant new awards of stock options, stock appreciation rights, or similar option-like instruments to our Named Executive Officers.
Tax and Accounting Considerations
Deductibility of Executive Compensation
The Company generally will not be able to deduct compensation paid to any of its Named Executive Officers in excess of $1.0 million. While the Compensation Committee has historically considered ways to maintain tax deductibility of the compensation for our Named Executive Officers, it is likely that the Company will pay compensation which will not be deductible under the Code.
Accounting for Stock-Based Compensation
We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of the Board, including restricted stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board is responsible for determining compensation for the Company’s executive officers, and administering the Second Amended and Restated 2017 Incentive Award Plan and the 2004 Incentive Award Plan (although no new grants are issued under that plan), the Company’s management bonus plan and other compensation programs. The Compensation Committee has reviewed and discussed the Compensation, Discussion and Analysis with management and based on that review and discussion, recommended to our Board of Directors its inclusion in this Proxy Statement.
Compensation Committee:
Marc Montagner
Paul de Sa
Deneen Howell
The material in this report is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

2025 Summary Compensation Table
The following table sets forth the summary compensation information for our Named Executive Officers for the fiscal years ended December 31, 2025, 2024, and 2023.
Name	Principal Position	Year	Salary	Bonus	Stock Awards(a)		Non Equity Incentive Plan Compensation(c)	All other Compensation(b)	TOTAL
Dave Schaeffer	Chief Executive Officer	2025	$0	$0	$24,836,176	(d)	$530,243	$6,100	$25,372,519
		2024	$0	$0	$12,489,000		$185,760	$6,100	$12,680,860
		2023	$0	$0	$8,716,255		$250,000	$9,922	$8,976,177
Thaddeus Weed	Chief Financial Officer	2025	$370,217	$0	$4,452,233	(e)		$6,100	$4,828,550
		2024	$361,187	$15,000	$4,093,163			$6,100	$4,460,450
		2023	$348,973	$56,711	$1,977,595			$6,100	$2,332,668
Mark Harris	Chief Revenue Officer	2025	$321,064	$0	$2,334,173	(f)	$131,831	$0	$2,787,068
John Chang	Chief Legal Officer	2025	$294,229	$0	$3,292,280	(g)		$6,100	$3,592,609
		2024	$287,053	$15,000	$3,168,900			$6,100	$3,462,053
		2023	$277,346	$55,334	$692,880			$6,100	$976,326
Henry Kilmer	Chief Network Officer	2025	$258,093	$0	$1,136,280	(h)		$6,100	$1,400,473
		2024	$251,798	$0	$1,282,650			$6,100	$1,540,548
		2023	$243,283	$4,679	$692,880			$2,002	$938,165
James Bubeck	Former Chief Revenue Officer	2025	$300,430	$0	$877,560	(i)	$86,668	$6,100	$1,270,758
		2024	$267,072	$0	$1,659,900		$258,691	$6,100	$2,191,763
		2023	$258,040	$4,962	$692,880		$0	$6,100	$957,020

(a)
Amounts represent the grant date fair value of stock awards computed in accordance with FASB Accounting Standards Codification 718. For additional information regarding the assumptions used in determining these values, see Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

(b)
Consists of employer matching amounts contributed to the Company’s 401(k) defined contribution plan.

(c)
Consists of cash compensation earned for performance against financial targets. See text above for a description of the criteria.

(d)
Consist of a restricted stock award of 180,000 shares made on January 14, 2025 valued at $71.96 per share of which up to 96,000 shares vest on March 15, 2028 subject to certain performance conditions as described in the text above and 84,000 shares vest monthly at 7,000 per month in 2028 and a restricted stock award of 551,177 shares made on Decmeber 31, 2025 valued at $21.56 per share of which up to 321, 520 shares vest on March 15, 2029 subject to certain performance conditions as described in the text above and 229,657 shares vest on January 1, 2029.

(e)
Consist of a restricted stock award of 24,250 shares made on January 9, 2025 valued at $73.13 per share of which 4,850 shares vest on December 1, 2028 subject to certain performance conditions as described in the text above and 4,850 shares vest quarterly beginning on March 1, 2028 to December 1, 2028, a restricted stock award of 100,000 shares made on December 31, 2025 valued at $21.56 per share that vests on January 1, 2029 and a restricted stock award of 24,250 shares made on December 31, 2025 valued at $21.56 per share of which 4,850 shares vest on December 1, 2029 subject to certain performance conditions as described in the text above and 6,648 shares vest January 1, 2027 and 6,466 shares vest annually beginning January 1, 2028.

(f)
Consist of a restricted stock award of 1,000 shares made on June 1, 2025 valued at $45.71 per share of which 500 shares vest semi-annually beginning May 1, 2028, a restricted stock award of 668 shares made on September 2, 2025 valued at $36.92 per share of which 334 shares vest semi-annually beginning May 1, 2028, a restricted stock award of 100,000 shares made on December 31, 2025 valued at $21.56 per share that vests on January 1, 2029 and a restricted stock award of 5,000 shares made on December 31, 2025 valued at $21.56 per share of which 1,668 shares vest January 1, 2027 and 1,666 shares vest annually beginning January 1, 2028.

(g)
Consist of a restricted stock award of 12,000 shares made on January 9, 2025 valued at $73.13 per share of which 2,400 shares vest on December 1, 2028 subject to certain performance conditions as described in the text above and 2,400 shares vest quarterly beginning on March 1, 2028 to December 1, 2028, a restricted stock award of 100,000 shares made on December 31, 2025 valued at $21.56 per share that vests on January 1, 2029 and a restricted stock award of 12,000 shares made on December 31, 2025 valued at $21.56 per share of which 2,400 shares vest on December 1, 2029 subject to certain performance conditions as described in the text above and 3,200 shares vest annually beginning January 1, 2027.

(h)
Consist of a restricted stock award of 12,000 shares made on January 9, 2025 valued at $73.13 per share of which 2,400 shares vest on December 1, 2028 subject to certain performance conditions as described in the text above and 2,400 shares vest quarterly beginning on March 1, 2028 to December 1, 2028 and a restricted stock award of 12,000 shares made on December 31, 2025 valued at $21.56 per share of which 2,400 shares vest on December 1, 2029 subject to certain performance conditions as described in the text above and 3,200 shares vest annually beginning January 1, 2027.

(i)
Consist of a restricted stock award of 12,000 shares made on January 9, 2025 valued at $73.13 per share of which 2,400 shares vest on December 1, 2028 subject to certain performance conditions as described in the text above and 2,400 shares vest quarterly beginning on March 1, 2028 to December 1, 2028.

2025 Grants of Plan-Based Awards Table
The following table provides information with regard to the grants of plan-based awards to each Named Executive Officer during our fiscal year ended December 31, 2025.
As described in the Compensation Discussion & Analysis, Mr. Schaeffer’s performance-based cash bonus was based equally on the Company’s AWR AGR achievement compared to an AWR AGR Target amount of 30% set by the Board and the Company’s Gross Profit AGR achievement compared to a Gross Profit AGR Target of 15%. AWR AGR was calculated comparing the Company’s AWR for 2025 to the Company’s AWR for 2024. If AWR AGR equals the AWR Target, he would receive $250,000. If AWR AGR is less than the target amount, he would receive a proportionally lesser amount. If AWR AGR is more than the target amount, he would receive a proportionally greater amount, not to exceed $333,500. If AWR AGR is zero or negative, the cash bonus would be zero. If Gross Profit AGR equals the Gross Profit AGR Target, he would receive $250,000. If Gross Profit AGR is less than the target amount, he would receive a proportionally lesser amount. If Gross Profit AGR is more than the target amount, he would receive a proportionally greater amount, not to exceed $333,500. If Gross Profit AGR is zero or negative, the cash bonus would be zero.
Mr. Bubeck’s commission was based on sales as measured by revenue growth, measured both on a Company-wide basis and as the sum of regional performance with the Company-wide revenue growth target commission constituting approximately 84% of the total target commission. If the revenue growth generated by the sales organization for a particular month is 100% of each of Mr. Bubeck’s revenue targets, he would receive 100% of $12,240 for that month. If the percentage is more or less than 100% then he would receive a proportionally greater or lesser amount, subject to a 50% floor on the Company-wide revenue growth and 100% ceiling on the regional revenue growth. For example, if revenue were at 40% of each of his targets for the month, then he would be paid 50% of target commissions for the Company-wide revenue growth and 40% of the target commissions for the regional revenue growth, for a total of $5,920 for the month. If revenues were 200% of each of his revenue growth targets, he would receive 200% of the target commissions for the Company-wide revenue growth and 100% of the target commissions for the regional revenue growth for a total of $22,480 for the month.
Mr. Harris’ commission was based on sales as measured by revenue growth, measured both on a Company-wide basis and as the sum of regional performance with the Company-wide revenue growth target commission constituting approximately 85% of the total target commission. If the revenue growth generated by the sales organization for a particular month is 100% of each of Mr. Harris’ revenue targets, he would receive 100% of $14,394 for that month. If the percentage is more or less than 100% then he would receive a proportionally greater or lesser amount, subject to a 50% floor on the Company-wide revenue growth and 100% ceiling on the regional revenue growth. For example, if revenue were at 40% of each of his targets for the month, then he would be paid 50% of target commissions for the Company-wide revenue growth and 40% of the target commissions for the regional revenue growth, for a total of $6,140 for the month. If revenues were 200% of each of his revenue growth targets, he would receive 200% of the target commissions for the Company-wide revenue growth and 100% of the target commissions for the regional revenue growth for a total of $24,564 for the month.
For a description of the material terms and conditions of the equity awards disclosed in the table below, see “Long-Term Incentive Compensation” in the Compensation Discussion & Analysis.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	NOTES	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target	Maximum	All Other Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards(a)
Dave Schaeffer	1/14/2025	(b)(c)	—	$500,000	$667,000		96,000	96,000	84,000	$12,952,800
	12/31/2025	(d)					321,520	321,520	229,657	$11,883,376
Thaddeus Weed	1/9/2025	(e)						4,850	19,400	$1,773,403
	12/31/2025	(f)						4,850	19,400	$522,830
	12/31/2025	(g)							100,000	$2,156,000
Mark Harris	6/1/2025	(h)							1,000	$45,710
	9/2/2025	(i)(m)		$146,880	unlimited				668	$24,663
	12/31/2025	(j)							5,000	$107,800
	12/31/2025	(g)							100,000	$2,156,000
John Chang	1/9/2025	(k)						2,400	9,600	$877,560
	12/31/2025	(l)						2,400	9,600	$258,720
	12/31/2025	(g)							100,000	$2,156,000
Henry Kilmer	1/9/2025	(k)						2,400	9,600	$877,560
	12/31/2025	(l)						2,400	9,600	$258,720
James Bubeck	1/9/2025	(k)(m)	—	$146,880	unlimited			2,400	9,600	$877,560

FOOTNOTES
(a)
Except as otherwise noted, amounts represent the grant date fair value of stock awards computed in accordance with FASB Accounting Standards Codification 718. For additional information regarding the assumptions used in determining these values, see Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

(b)
Consist of a restricted stock award of 180,000 shares made on January 14, 2025 valued at $71.96 per share of which up to 96,000 shares vest on March 15, 2028 subject to certain performance conditions as described in the text above and 84,000 shares vest monthly at 7,000 per month in 2028.

(c)
Mr. Schaeffer’s annual cash award is based on achieving an annualized wavelength target, as described in the text above.

(d)
Consist of a restricted stock award of 551,177 shares made on December 31, 2025 valued at $21.56 per share of which up to 321,520 shares vest on March 15, 2029 subject to certain performance conditions as described in the text above and 229,657 shares vest on January 1, 2029.

(e)
Consist of a restricted stock award of 24,250 shares made on January 9, 2025 valued at $73.13 per share of which 4,850 shares vest on December 1, 2028 subject to certain performance conditions as described in the text above and 4,850 shares vest quarterly beginning on March 1, 2028 to December 1, 2028.

(f)
Consist of a restricted stock award of 24,250 shares made on December 31, 2025 valued at $21.56 per share of which 4,850 shares vest on December 1, 2029 subject to certain performance conditions as described in the text above and 6,648 shares vest January 1, 2027 and 6,466 shares vest annually beginning January 1, 2028.

(g)
Consist of a restricted stock award of 100,000 shares made on December 31, 2025 valued at $21.56 per share that vests on January 1, 2029.

(h)
Consist of a restricted stock award of 1,000 shares made on June 1, 2025 valued at $45.71 per share of which 500 shares vest semi-annually beginning May 1, 2028.

(i)
Consist of a restricted stock award of 668 shares made on September 2, 2025 valued at $36.92 per share of which 334 shares vest semi-annually beginning May 1, 2028.

(j)
Consist of a restricted stock award of 5,000 shares made on December 31, 2025 valued at $21.56 per share of which 1,668 shares vest January 1, 2027 and 1,666 shares vest annually beginning January 1, 2028.

(k)
Consist of a restricted stock award of 12,000 shares made on January 9, 2025 valued at $73.13 per share of which 2,400 shares vest on December 1, 2028 subject to certain performance conditions as described in the text above and 2,400 shares vest quarterly beginning on March 1, 2028 to December 1, 2028.

(l)
Consist of a restricted stock award of 12,000 shares made on December 31, 2025 valued at $21.56 per share of which 2,400 shares vest on December 1, 2029 subject to certain performance conditions as described in the text above and 3,200 shares vest annually beginning January 1, 2027.

(m)
While in theory Mr. Harris and Mr. Bubeck’s commission is unlimited it is in practice limited by the Company’s ability to accept and install service for new customers. The performance measures of this annual commission are described in the text above.

2025 Outstanding Equity Awards at Fiscal Year End Table
The following table shows the information regarding the stock awards held by our Named Executive Officers as of December 31, 2025.
		STOCK AWARDS
Name		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(a)
Dave Schaeffer	(b)			88,000	$1,897,280
	(c)	72,000	$1,552,320	88,000	$1,897,280
	(d)	84,000	$1,811,040	96,000	$2,069,760
	(e)	84,000	$1,811,040	96,000	$2,069,760
	(f)	229,657	$4,951,405	321,520	$6,931,971
Thaddeus Weed	(g)	19,400	$418,264	4,850	$104,566
	(h)	49,400	$1,065,064	4,850	$104,566
	(i)	19,400	$418,264	4,850	$104,566
	(j)	119,400	$2,574,264	4,850	$104,566
Mark Harris	(q)	1,500	$32,340	0	$0
	(r)	1,000	$21,560	0	$0
	(s)	1,000	$21,560	0	$0
	(t)	668	$14,402	0	$0
	(u)	105,000	$2,263,800	0	$0
John Chang	(k)	9,600	$206,976	2,400	$51,744
	(l)	39,600	$853,776	2,400	$51,744
	(m)	9,600	$206,976	2,400	$51,744
	(n)	109,600	$2,362,976	2,400	$51,744
Henry Kilmer	(k)	9,600	$206,976	2,400	$51,744
	(o)	14,600	$314,776	2,400	$51,744
	(m)	9,600	$206,976	2,400	$51,744
	(p)	9,600	$206,976	2,400	$51,744

(a)
Valued using the closing market price of our common stock on December 31, 2025 — $21.56

(b)
Up to 88,000 shares vest on April 1, 2026 subject to certain performance conditions as described in the text above.

(c)
Up to 88,000 shares vest on April 1, 2027 subject to certain performance conditions as described in the text above and 72,000 shares vest monthly at 6,000 per month in 2026.

(d)
Up to 96,000 shares vest on April 1, 2028 subject to certain performance conditions as described in the text above and 84,000 shares vest monthly at 7,000 per month in 2027.

(e)
Up to 96,000 shares vest on March 15, 2028 subject to certain performance conditions as described in the text above and 84,000 shares vest monthly at 7,000 per month in 2028.

(f)
Up to 321,520 shares vest on March 15, 2029 subject to certain performance conditions as described in the text above and 229,657 shares vest on January 1, 2029.

(g)
4,850 shares vest on December 1, 2026 subject to certain performance conditions as described in the text above and 4,850 shares vest quarterly beginning on March 1, 2026 to December 1, 2026.

(h)
4,850 shares vest on December 1, 2027 subject to certain performance conditions as described in the text above and 4,850 shares vest quarterly beginning on March 1, 2027 to December 1, 2027 and 30,000 shares vest on January 3, 2027.

(i)
4,850 shares vest on December 1, 2028 subject to certain performance conditions as described in the text above and 4,850 shares vest quarterly beginning on March 1, 2028 to December 1, 2028.

(j)
4,850 shares vest on December 1, 2029 subject to certain performance conditions as described in the text above and 6,648 shares vest January 1, 2027 and 6,466 shares vest annually beginning January 1, 2028 and 100,000 shares vest on January 1, 2029.

(k)
2,400 shares vest on December 1, 2027 subject to certain performance conditions as described in the text above and 2,400 shares vest quarterly beginning on March 1, 2027 to December 1, 2027 and 10,000 shares vest on January 3, 2027.

(l)
2,400 shares vest on December 1, 2027 subject to certain performance conditions as described in the text above and 2,400 shares vest quarterly beginning on March 1, 2027 to December 1, 2027 and 30,000 shares vest on January 3, 2027.

(m)
2,400 shares vest on December 1, 2028 subject to certain performance conditions as described in the text above and 2,400 shares vest quarterly beginning on March 1, 2028 to December 1, 2028.

(n)
2,400 shares vest on December 1, 2029 subject to certain performance conditions as described in the text above and 3,200 shares vest annually beginning January 1, 2027 and 100,000 shares vest on January 1, 2029.

(o)
2,400 shares vest on December 1, 2027 subject to certain performance conditions as described in the text above and 2,400 shares vest quarterly beginning on March 1, 2027 to December 1, 2027 and 5,000 shares vest on January 3, 2027.

(p)
2,400 shares vest on December 1, 2029 subject to certain performance conditions as described in the text above and 3,200 shares vest annually beginning January 1, 2027.

(q)
750 shares vest semi-annually beginning May 1, 2026.

(r)
500 shares vest semi-annually beginning May 1, 2027.

(s)
500 shares vest semi-annually beginning May 1, 2028.

(t)
334 shares vest semi-annually beginning May 1, 2028.

(u)
1,668 shares vest January 1, 2027 and 1,666 shares vest annually beginning January 1, 2028 and 100,000 shares vest on January 1, 2029.

2025 Option Exercises and Stock Vested Table
The following table shows information regarding option exercises by our Named Executive Officers during the fiscal year ended December 31, 2025, and the value of stock awards at the time of vesting for stock awards that vested during the year.
Name	Option Awards Number of Shares Acquired on Exercise	Value Realized On Exercise	Stock Awards Number of Shares Acquired on Vesting	Value Realized On Vesting
Dave Schaeffer			128,683	$7,760,304
Thaddeus Weed			22,000	$911,480
Mark Harris			1,000	$47,980
John Chang			12,000	$470,280
Henry Kilmer			12,000	$470,280
James Bubeck			48,000	$1,883,160
Employment Agreements and Potential Post-Employment Compensation Arrangements
Dave Schaeffer Employment Agreement.   Mr. Schaeffer has an employment agreement that provides for his services as our Chief Executive Officer. He also receives all of our standard employee benefits. If he is discharged without cause or resigns for “good reason,” he is entitled to a lump sum amount equal to his annual salary at the time and continuation of his benefits for one year (subject to the same employee contribution for benefits as when he was employed). Under the terms of the restricted stock awards that have been granted to him in the event of death, disability, or retirement (as determined by the Compensation Committee in its sole discretion), 100% of his then-unvested restricted stock awards will vest immediately. Vesting accelerates upon a change in control only if he is discharged after a change in control (a “double trigger” arrangement). In the event of a change in control, the total dollar value of the restricted stock that immediately vests will not exceed three times his annual compensation. Had his employment been terminated without cause or had he resigned for “good reason” on December 31, 2025, he would have received no cash payment because he was not receiving a salary in 2025. He would have continued to vest in his restricted stock awards during his one-year severance period and would have vested in certain other awards after the end of that severance period. “Good Reason” for resignation incudes a substantial adverse alteration in the nature or status of responsibilities, a reduction salary, relocation of Executive’s principal place of employment outside of the Washington, DC area, or removal from his position as CEO or failure to elect him as chairman of the Board. The value of his post-employment compensation is shown in the table below.
Thaddeus G. “Tad” Weed Employment Agreement.   Mr. Weed has an employment agreement under which he serves as Chief Financial Officer and Treasurer. In the event that his employment with us is terminated without cause or he resigns for good reason, the agreement entitles him to twelve months of salary and continuation of benefits for twelve months (subject to the same employee contribution for benefits as when he was employed). Under the terms of the grants of restricted stock he is also entitled to continued vesting of his restricted stock during his severance period. In the event of death, disability, retirement (as determined by the Compensation Committee in its sole discretion), or a change in control, he becomes fully vested in his restricted stock; provided that, in the event of a change in control, the total dollar value of the restricted stock that immediately vests shall not exceed three times his annual compensation. In the event of a change in control resulting in his termination without cause or resignation for good reason, 100% of his then-restricted stock will vest immediately and he will receive his severance payment as a lump sum. The value of his post-employment compensation is shown in the table below. “Good Reason” for resignation for Messrs. Weed, Chang and Kilmer incudes a substantial adverse alteration in the nature or status of responsibilities, a reduction in salary, or relocation of Executive’s principal place of employment outside of the Washington, DC area.
Mark Harris.   Mr. Harris’ employment agreement provides that in the event his employment with us is terminated without cause or he resigns for good reason he is entitled to three months’ salary. In the event of death or disability, and, only with respect to grants made to Mr. Harris in December 2025, a change in control, the vesting of his restricted stock accelerates so that he will be 100% vested; provided that, in the event of a change in control, the total dollar value of the restricted stock that immediately vests shall not exceed three times his annual compensation. The value of his post-employment compensation is shown in the table below.
John Chang Severance Agreement.   Mr. Chang’s employment agreement provides that in the event his employment with us is terminated without cause or he resigns for good reason he is entitled to six months’ base salary and continuation of benefits for six months (subject to the same employee contribution for benefits as when he was employed). Under the terms of the grants of restricted stock he is also entitled to continued vesting of his restricted stock during his severance period. In the event of death, disability, retirement (as determined by the Compensation Committee in its sole discretion), or a change in control the vesting of his restricted stock accelerates so that he will be 100% vested; provided that, in the event of a change in control, the total dollar value of the restricted stock that immediately vests shall not exceed three times his annual compensation. In the event of a change in control resulting in his termination without cause or resignation for good reason, 100% of his then-restricted stock will vest immediately and he will receive his severance payment as a lump sum. The value of his post-employment compensation is shown in the table below.
Hank Kilmer Employment Agreement.   Mr. Kilmer’s employment agreement provides that in the event his employment with us is terminated without cause or he resigns for good reason he is entitled to three months’ salary and continuation of benefits for six months (subject to the same employee contribution for benefits as when he was employed). Under the terms of the grants of restricted stock he is also entitled to continued vesting of his restricted stock during his severance period. In the event of death, disability, retirement (as determined by the Compensation Committee in its sole discretion), or a change in control the vesting of his restricted stock accelerates so that he will be 100% vested; provided that, in the event of a change in control, the total dollar value of the restricted stock that immediately vests shall not exceed three times his annual compensation. In the event of a change in control resulting in his termination without cause or resignation for good reason, 100% of his then-restricted stock will vest immediately and he will receive his severance payment as a lump sum. The value of his post-employment compensation is shown in the table below.
James Bubeck.   While employed with the Company, Mr. Bubeck did not have an employment agreement with us that provided for severance. In the event of death, disability, retirement, or a change in control, the vesting of his restricted stock would have accelerated so that he would be 100% vested; provided that, in the event of a change in control, the total dollar value of the restricted stock that immediately vested would shall not exceed three times his annual compensation. The value of his post-employment compensation is shown in the table below and assume his last day of employment was December 31, 2025.
The table below shows the estimated payments that would have been received by each Named Executive Officer in the event of death, disability or retirement; termination without cause; resignation for good reason;

change in control; and termination without cause upon a change in control as of December 31, 2025. For purposes of this disclosure, our common stock has been valued at the closing market price on December 31, 2025, which was $21.56.
		Death, disability or retirement	Termination without cause(a)	Resignation for Good Reason(a)	Change of control(b)	Termination without cause upon a change of control(c)
Dave Schaeffer	Cash	$—	$—	$—	$—	$—
	Stock vesting	$24,991,856	$7,248,094	$7,248,094	$22,692,094	$24,991,856
	Total	$24,991,856	$7,248,094	$7,248,094	$22,692,094	$24,991,856
Tad Weed	Cash	$—	$370,217	$370,217	$—	$370,217
	Stock vesting	$4,198,810	$637,742	$637,742	$4,198,810	$4,198,810
	Total	$4,198,810	$1,007,959	$1,007,959	$4,198,810	$4,569,027
Mark Harris	Cash	$—	$81,885	$81,885	$—	$81,885
	Stock vesting	$2,263,800	$—	$—	$2,263,800	$2,263,800
	Total	$2,263,800	$81,885	$81,885	$2,263,800	$2,345,685
Hank Kilmer	Cash	$—	$64,523	$64,523	$—	$64,523
	Stock vesting	$776,160	$147,302	$147,302	$776,160	$776,160
	Total	$776,160	$211,826	$211,826	$776,160	$840,683
John Chang	Cash	$—	$147,114	$147,114	$—	$147,114
	Stock vesting	$3,190,880	$211,116	$211,116	$3,190,880	$3,190,880
	Total	$3,190,880	$358,230	$358,230	$3,190,880	$3,337,994
James Bubeck	Cash	$—	$—	$—	$—	$—
	Stock vesting	$517,400	$67,452	$67,452	$517,400	$517,400
	Total	$517,400	$67,452	$67,452	$517,400	$517,400

(a)
For Mr. Schaeffer, these figures assume that the target number of performance shares are earned.

(b)
For Mr. Schaeffer, these figures assume that he remains employed through the applicable target date and that the target number of performance shares are earned.

(c)
For Mr. Schaeffer, these figures assume that the termination occurs within six months of the occurrence of the change of control.

DIRECTOR COMPENSATION
The non-employee members of our Board of Directors were compensated in 2025 as follows for their services:
•
$400,000 in fully-vested shares of our common stock issued in quarterly installments in arrears, with the number of shares in each quarterly installment determined by dividing $400,000 by the average closing price of the Company’s common stock for the preceding quarter and dividing the result by 4 (values in the Director Compensation Table were calculated using the closing price of the Company’s common stock at the end of the quarter rather than the average);

•
$1,000 per in-person Board meeting; and

•
Reimbursement of travel expenses.

The following table shows the amounts earned or paid in 2025:
2025 Director Compensation Table
	Fees Earned in Cash	Stock Awards(a)	TOTAL
Blake Bath(b)	$—	$179,537	$179,537
Steven Brooks	$4,000	$439,308	$443,308
Paul De Sa	$4,000	$439,308	$443,308
Marc Montagner	$4,000	$439,308	$443,308
Lewis Ferguson	$3,000	$439,308	$442,308
Eve Howard	$4,000	$439,308	$443,308
Deneen Howell	$4,000	$439,308	$443,308
Sheryl Kennedy	$4,000	$439,308	$443,308
The compensation of David Schaeffer, who is a director and our Chief Executive Officer is disclosed in the Summary Compensation Table, above, and is therefore not shown in the Director Compensation table. He does not receive compensation for serving as a director.
(a)
Amounts represent the grant date fair value of stock awards computed in accordance with FASB Accounting Standards Codification 718. For additional information regarding the assumptions used in determining these values, see Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

(b)
Mr. Bath’s service as a director ended in May 2025.

Pay Versus Performance
The following table sets forth information concerning the compensation of our Principal Executive Officer (“PEO”) and Named Executive Officers (“NEO”) for each of the fiscal years ended December 31, 2025, 2024, 2023, 2022 and 2021, and our financial performance for each such fiscal year (except for shareholder returns, all figures in 000s):
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss) ($)	EBITDA(3)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(2)
2025	25,373	8,796	2,771	(2,181)	29.83	114.75	(182,174)	192,785
2024	12,685	12,764	2,890	1,703	113.59	122.91	(204,074)	122,818
2023	8,839	20,476	1,343	1,955	141.50	90.96	1,273,441	129,805
2022	10,917	(2,529)	1,263	307	100.20	82.21	5,146	230,620
2021	11,504	18,763	1,040	1,633	120.98	112.44	48,815	214,347

(1)
Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2025	Dave Schaeffer	Thaddeus Weed, Mark Harris, John Chang, Henry Kilmer, James Bubeck
2024	Dave Schaeffer	Thaddeus Weed, James Bubeck, John Chang, Henry Kilmer
2023	Dave Schaeffer	Thaddeus Weed, James Bubeck, John Chang, Henry Kilmer, Greg O’Connor and Jeff Danielson
2022	Dave Schaeffer	Thaddeus Weed, Sean Wallace, James Bubeck, John Chang and Henry Kilmer
2021	Dave Schaeffer	Sean Wallace, James Bubeck, Brad Kummer, John Chang and Timothy O’Neill
Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows (all figures in 000s):
	2025 ($, in 000s)		2024 ($, in 000s)		2023 ($, in 000s)		2022 ($, in 000s)		2021 ($, in 000s)
Adjustments	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(12,489)	(2,551)	(12,489)	(2,551)	(8,716)	(1,068)	(13,876)	(1,108)	(11,148)	(746)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	15,764	1,689	12,703	1,303	12,170	1,033	9,133	799	12,841	878

	2025 ($, in 000s)		2024 ($, in 000s)		2023 ($, in 000s)		2022 ($, in 000s)		2021 ($, in 000s)
Adjustments	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—	—	—	—	—	—	—	—	—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(17,837)	(2,276)	371	50	7,396	456	(7,776)	(218)	5,497	212
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(2,157)	(708)	(662)	(20)	650	161	(1,025)	(180)	910	222
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	(154)	—	—	—	—	—	(274)	(955)	—
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	143	49	156	30	137	32	98	25	114	27
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—	—	—	—	—	—	—	—	—
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	—	—	—	—	—	—	—	—	—	—
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	—	—	—	—	—	—	—	—	—	—
TOTAL ADJUSTMENTS	(16,576)	(4,951)	80	(1,187)	11,637	613	(13,447)	(956)	7,259	592

(2)
For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of NASDAQ Telecommunications Index (the “Peer Group”).

(3)
EBITDA is a non-GAAP measure. EBITDA represents net cash flows provided by operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense.

Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income, and (iv) EBITDA, in each case, for the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025. TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.
Compensation Actually Paid versus Total Shareholder Return

$22,000,000
$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
-$2,000,000
-$4,000,000
$165
$150
$135
$120
$105
$90
$75
$60
$45
$30
$15
$-
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO Compensation Actually Paid
Non_PEO NEO Average Compensation Actually Paid
Cumulative TSR
Peer Group TSR

Compensation Actually Paid versus Net Income

$1,273,441,000
$22,000,000
$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
-$2,000,000
-$4,000,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
($204,074,000)
($182,174,000)
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO Compensation Actually Paid
Non_PEO NEO Average Compensation Actually Paid
Net Income

Compensation Actually Paid versus EBITDA

$22,000,000
$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
-$2,000,000
-$4,000,000
$260,000
$220,000
$180,000
$140,000
$100,000
$-
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO Compensation Actually Paid
Non_PEO NEO Average Compensation Actually Paid
EBITDA

Pay Versus Performance Tabular List
We believe the following performance measures represent the most important performance measures used to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2025:
•
EBITDA;

•
AWR; and

•
TSR

For additional details regarding certain of our most important performance measures, please see the sections titled “Annual Cash Compensation” and “Long-Term Incentive Compensation” in the Compensation Discussion & Analysis section, as applicable.
CEO Pay Ratio
For 2025, the annual total compensation of our median employee calculated in the same manner as our CEO’s as set forth in the Summary Compensation Table above was $98,111. The ratio of the two was 259:1. Our median employee was determined as of December 31, 2025 by calculating the total compensation of each employee other than the CEO and determining the median. Total compensation includes salary, commissions, and the grant date value of stock awards made in 2025. Compensation of employees outside the U.S. was converted to U.S. dollars using average exchange rates for 2025.
RISK ASSESSMENT IN COMPENSATION PROGRAMS
The Board and the Compensation Committee have reviewed and considered all of our compensation policies and practices and do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
For all of 2025, Marc Montagner (Chair), Paul de Sa and Deneen Howell comprised our Compensation Committee.
During 2025:
•
none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•
none of the members of the Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeds $120,000;

•
none of the Company’s executive officers served on the compensation committee (or another board committee with similar functions) of any entity where one of that entity’s executive officers served on the Company’s Compensation Committee;

•
none of the Company’s executive officers was a director of another entity where one of that entity’s executive officers served on the Company’s Compensation Committee; and

•
none of the Company’s executive officers served on the compensation committee (or another board committee with similar functions) of another entity where one of that entity’s executive officers served as a director on the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table provides summary information regarding beneficial ownership of our outstanding capital stock, based on information available to the Company as of February 28, 2026, for:
•
each person or group who beneficially owns 5% or more of our capital stock on a fully diluted basis;

•
each of the executive officers named in the Summary Compensation Table;

•
each of our directors and nominees to become a director; and

•
all of our directors and executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock held by them. The information has been compiled by the Company from reports filed with the SEC and other information available to the Company. Shares of common stock that will vest or are subject to options currently exercisable or exercisable within the period 60 days after February 28, 2026, are deemed outstanding for calculating the percentage of outstanding shares of the person holding these options, but are not deemed outstanding for calculating the percentage of any other person.
The address for each director and executive officer is c/o Cogent Communications Holdings, Inc., 2450 N Street, NW, 4th Floor, Washington, D.C. 20037. The shares of stock to which this table applies are shares of common stock. The Company has not issued any other class of stock.
Name and Address of Beneficial Owner	Amount Owned	Percent of Class
BlackRock, Inc.(1) 50 Hudson Yards, New York, NY 10001	7,068,397	14.1%
The Vanguard Group, Inc.(2) 100 Vanguard Blvd, Malvern, PA 19355	5,081,633	10.1%
Turtle Creek Asset Management Inc.(3) Scotia Plaza, 40 King Street West, Suite 5100, Toronto, Ontario, M5H 3Y2 Canada	4,036,847	8.1%
Dave Schaeffer(4)	1,248,320	2.5%
Marc Montagner	96,937	*
Steven Brooks	55,248	*
Paul de Sa	30,347	*
Lewis Ferguson	26,100	*
Eve Howard	23,861	*
Deneen Howell	28,885	*
Sheryl Kennedy	16,845	*
Thaddeus Weed(5)	227,000	*
Mark Harris(5)	110,168	*
John Chang(5)	200,317	*
Hank Kilmer(5)	53,000	*
Directors and executive officers as a group (12 persons)(6)	2,116,488	4.2%

*
Denotes less than 1% ownership.

(1)
BlackRock, Inc. has sole voting power over 6,977,171 shares of our common stock and sole dispositive power over 7,068,397 shares of our common stock. BlackRock, Inc. reports on behalf of the following subsidiaries: BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc.,

BlackRock Asset Management Schweiz AG, Black Rock Investment Management, LLC, BlackRock Investment Management (UK) Limited, Spider Rock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Managers Ltd. The information herein regarding this stockholder is derived from such stockholder’s Schedule 13G/A filed with the SEC on January 23, 2026.
(2)
The Vanguard Group, Inc. has sole dispositive power over 5,081,633 shares of our common stock, shared voting power over 82,636 shares of our common stock and shared dispositive power over 130,550 shares of our common stock. The information herein regarding this stockholder is derived from such stockholder’s amended Schedule 13G/A filed with the SEC on February 13, 2024.

(3)
Turtle Creek Asset Management Inc. has sole dispositive power over 4,036,847 shares of our common stock and sole voting power over 4,036,847 shares of our common stock. The information herein regarding this stockholder is derived from such stockholder’s Schedule 13G/A filed with the SEC on February 17, 2026.

(4)
Includes 1,248,320 shares of common stock. As of February 28, 2026, the shares shown in the table include 1,141,177 shares of restricted stock that may be voted but remain subject to certain vesting provisions. Of the shares owned 229,657 were transferred to a family trust.

(5)
Consists of common stock (not all of which is vested). Also includes performance shares with voting rights, granted in years 2023, 2024 and 2025. These performance shares will vest in years 2026, 2027, 2028 and 2029 respectively. As of February 28, 2026, of the shares shown in the table for Mr. Weed, 222,150 shares are not yet vested. As of February 28, 2026, of the shares shown in the table for Mr. Harris, 109,168 shares are not yet vested. As of February 28, 2026, of the shares shown in the table for Mr. Chang, 175,600 shares are not yet vested. As of February 28, 2026, of the shares included in the table for Mr. Kilmer, 50,600 shares of Company’s common stock are not yet vested.

(6)
Consists of Dave Schaeffer, Marc Montagner, Steven Brooks, Paul de Sa, Lewis Ferguson, Eve Howard, Deneen Howell, Sheryl Kennedy, Tad Weed, Mark Harris, John Chang and Hank Kilmer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Employment Agreements
We have employment agreements with most of our Named Executive Officers as described in “Employment Agreements and Potential Post-Employment Compensation Arrangements.”
Facilities Leases
In February 2025, the Audit Committee reviewed and approved an extension of the Company’s lease agreement for its headquarters building from May 2025 to May 2030. No other terms of the lease were amended. The Company originally entered into a lease agreement for its headquarters building with Sodium LLC, whose owner is the Company’s CEO and Chairman, Dave Schaeffer, in 2015. The Company moved into the headquarters building in May 2015. The fixed annual rent for the headquarters building is $1.0 million per year plus an allocation of taxes and utilities. The extension of the lease term is for five years and is cancelable at no cost by the Company upon 60 days’ notice. The Company’s Audit Committee reviewed and approved the lease as a related party transaction. We believe that the lease is on terms at least as favorable to us as could have been obtained from an unaffiliated third party.
In December 2022 and January 2023, the Audit Committee reviewed and approved the Company’s lease agreements for two facilities in Herndon, Virginia (the “New Leases”), one with Thorium LLC and one with Germanium LLC, entities owned by the Company’s CEO and Chairman, David Schaeffer. The lease with Thorium LLC is for 54,803 square feet of office space, which serves as office space for the Company (“Office Lease”). The lease with Germanium LLC is for 1,587 square feet of technical space, which serves as network operations space for the Company (“Network Operations Lease”). The term for each of the New Leases is five years beginning on April 1, 2023. Both of the New Leases are cancellable by the Company without penalty upon 60 days’ written notice. The amount of fixed annual rent during the term of the Office Lease is $1.2 million, and the Company is also responsible for paying its proportionate share of the building’s operating expenses that exceed a 2023 base year. The Company took occupancy of the office space and network operations space in April 2023. The amount of fixed annual rent during the term of the Network Operations Lease is $34,914, and the Company is responsible for paying its metered utility costs and a proportionate share of the building’s other operating expenses that exceed a 2023 base year.
On July 25, 2023, the Company entered into a Second Amendment to the lease agreement with Germanium LLC (the “Amendment”), which amends the Network Operations Lease to lease an additional 7,369 square feet on the first floor of the building, beginning on August 1, 2023, in connection with the planned expansion of the technical space. This includes 4,987 square feet for an auditorium suitable for training and 2,382 square feet for the data center in the building. The amended Network Operations Lease remains cancellable by the Company without penalty upon 60 days written notice. The Amendment provides for $162,118 of additional fixed annual rent during the term of the Network Operations Lease, plus a proportionate share of real estate taxes and operating expenses and separately metered utilities expense.
The Company paid $3.2 million in 2025, $3.3 million in 2024, and $2.8 million in 2023, for rent and related costs (including taxes and utilities) for these leases.
The Company’s Audit Committee reviewed and approved the New Leases and the Amendment as related party transactions. We believe that the New Leases and the Amendment are on terms at least as favorable to us as could have been obtained from an unaffiliated third party.
Approval of Related Party Transactions
The Audit Committee is responsible for reviewing, approving or ratifying any transaction in which the Company and any of our directors, director nominees, executive officers, 5% stockholders and their immediate family members are participants and in which such persons have a direct or indirect material interest as provided under SEC rules. The Company does not have a written policy for reviewing these transactions. However, in the course of reviewing potential related person transactions, the Audit Committee considers the nature of the related person’s interest in the transaction; the presence of standard prices, rates or charges or terms otherwise consistent with arm’s length dealings with unrelated third parties; the materiality of the transaction to each party; the reasons for the Company entering into the transaction with the related person; the potential effect of the transaction on the status of a director as an independent, outside or disinterested director or committee member; and any other factors the Audit Committee may deem relevant. In the case of the headquarters lease and the New Leases described above, the Audit Committee reviewed information on comparable leases in making its determination to approve the leases.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee reappointed Ernst & Young LLP as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2026. In making this appointment, the Audit Committee considered whether the audit and non-audit services Ernst & Young LLP provides are compatible with maintaining the independence of our outside auditors. The Audit Committee has adopted a policy that sets forth the manner in which the Audit Committee will review and approve all services to be provided by Ernst & Young LLP before the firm is retained.
Representatives of Ernst & Young LLP will not be present at the Annual Meeting in person but are expected to be available by telephone to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.
Fees and Services of Ernst & Young LLP
The following table summarizes fees billed to us by Ernst & Young LLP for fiscal years 2024 and 2025; all services were pre-approved by the Audit Committee:
(in thousands)
Service	2024	2025
Audit Fees(1)	$3,629	$2,804
Audit-Related Fees	$—	$—
Tax Fees(2)	$154	$98
All Other Fees	$—	$—
TOTAL	$3,783	$2,902

(1)
Fees for audit services include fees associated with the annual audit of Cogent Communications Holdings, Inc, the annual audit of Cogent IPv4 LLC, the review of the financial statements included in our quarterly reports on Form 10-Q, professional services associated with the Company’s issuance of debt, and statutory audits (in jurisdictions where required).

(2)
Tax fees include professional services related to tax compliance and tax planning.

All services performed by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with its pre-approval policy. The policy describes the audit, audit-related, tax and other services permitted to be performed by the independent registered public accountants, subject to the Audit Committee’s prior approval of the services and fees. On an annual basis, the Audit Committee will review and provide pre- approval for certain types of services that may be provided by the independent registered public accountants without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require separate pre-approval by the Audit Committee.
STOCKHOLDER PROPOSALS
Stockholders who wish to submit a proposal to be included in the Proxy Statement for the 2027 Annual Meeting of Stockholders may do so by following the procedures in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, a stockholder must submit their proposal by November 20, 2026 to Ried Zulager, Secretary, Cogent Communications Holdings, Inc., 2450 N Street NW, 4th Floor, Washington, D.C. 20037. The proposal must comply with the SEC’s proxy rules.
The Company’s Bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify the Secretary of the Company thereof in writing during the period 120 to 90 days before the first anniversary of the date of the preceding year’s annual meeting or, if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered during the period 120 to 90 days before such annual meeting or 10 days following the day on which public announcement of the date of such meeting is first made by the Company. These stockholder notices must set forth certain information specified in the Bylaws. For information about the required information, see “Annual Meeting of Stockholders” in the Meetings of Stockholders section of the Bylaws.
In addition to satisfying the foregoing requirements under the Company’s Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the Board’s solicitation of proxies for our 2027 Annual Meeting of Stockholders. Stockholders may obtain a copy of our 2027 proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at www.sec.gov.
OTHER MATTERS
The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.
It is important that the proxies be returned promptly and that your shares are represented. Stockholders are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.
A copy of the Company’s 2025 Annual Report to Stockholders accompanies this Proxy Statement. The Company has filed an Annual Report on Form 10-K for its fiscal year ended December 31, 2025 (the “Form 10‑K”) with the SEC. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to Cogent Communications Holdings, Inc., 2450 N Street, NW, 4th Floor, Washington, D.C. 20037, Attn: Investor Relations. Stockholders may also obtain a copy of the Form 10-K by accessing the Company’s website at www.cogentco.com under the tab “About Cogent; Investor Relations; Reports.”
Householding of Proxies
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some banks, brokers and other nominees household annual reports and proxy materials, delivering a single annual report and/or proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.
The Company will promptly deliver, upon written or oral request by such stockholder, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. To request individual copies for each stockholder in your household, please contact our Investor Relations department by e-mail at investor.relations@cogentco.com, by mail to Cogent Communications Holdings, Inc., 2450 N Street, NW, 4th Floor, Washington, D.C. 20037, Attn: Investor Relations, or by phone at 202-295-4274. To ask that only one set of the documents be mailed to your household, please contact your bank, broker or other nominee or, if you are a stockholder of record, please call our transfer agent, Computershare, at +1-800-368-5948 toll free from within the United States or +1-781-575-4223 toll free International, or by mail to Computershare Investor Services, P.O. Box 43006, Providence, RI 02940-3006, United States. The transfer agent also has the following website: www.computershare.com/investor.
By Order of the Board of Directors
Ried Zulager, Secretary
Washington, D.C.
March 20, 2026

Annex A
THIRD AMENDED AND RESTATED 2017 INCENTIVE AWARD PLAN

Annex A
THIRD AMENDED AND RESTATED COGENT COMMUNICATIONS HOLDINGS, INC.
2017 INCENTIVE AWARD PLAN
ARTICLE 1.
PURPOSE
The 2017 Incentive Award Plan (the “Original Plan”) was originally adopted by Cogent Communications Holdings, Inc. (the “Company”) on February 22, 2017 subject to approval of the Company’s stockholders). The Original Plan was subsequently amended, effective February 20, 2019, in the form of the First Amendment to Cogent Communications Holdings, Inc. 2017 Incentive Award Plan. The Original Plan, as amended, was subsequently amended and restated, effective February 22, 2023, in the form of the Amended and Restated Cogent Communications 2017 Incentive Award Plan (the “Amended and Restated Plan”). The Amended and Restated Plan was subsequently amended and restated, effective February 26, 2025, in the form of the Second Amended and Restated Cogent Communications 2017 Incentive Award Plan (the “Second Amended and Restated Plan”). The following is a further amendment, restatement and continuation of the Second Amended and Restated Plan, in the form of this Third Amended and Restated Cogent Communications 2017 Incentive Award Plan. The purpose of the Third Amended and Restated Cogent Communications 2017 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of the Company by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
ARTICLE 2.
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1   “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.
2.2   “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.
2.3   “Applicable Law” shall mean any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
2.4   “Award” shall mean an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, an Other Stock or Cash Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan.
2.5   “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.
2.6   “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.2.
2.7   “Board” shall mean the Board of Directors of the Company.
2.8   “Change in Control” shall mean and includes each of the following
(a)   A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or any of its Subsidiaries; (ii) any acquisition by an employee benefit plan maintained by the Company or any of its Subsidiaries, (iii) any acquisition which complies with Sections 2.8(b)(i), 2.8(b)(ii) or 2.8(b)(iii); or (iv) in respect of an Award held by a particular Holder, any acquisition by the Holder or any group of persons including the Holder (or any entity controlled by the Holder or any group of persons including the Holder); or
(b)   The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)   which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)   after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.8(b)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; and
(iii)   after which at least a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such transaction; or
(c)   The date which is 10 business days prior to the completion of a liquidation or dissolution of the Company.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
2.9   “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.
2.10   “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee of the Board described in Article 12 hereof.
2.11   “Common Stock” shall mean the common stock of the Company, par value $0.001 per share.
2.12   “Company” shall have the meaning set forth in Article 1.
2.13 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.
2.14   RESERVED.
2.15   “Director” shall mean a member of the Board, as constituted from time to time.
2.16   “Director Limit” shall have the meaning set forth in Section 4.6.
2.17   “Disability” means the Holder qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.
2.18   “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10.2.
2.19   “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.
2.20   “Effective Date” shall mean the date the Plan is adopted by the Board, subject to approval of the Plan by the Company’s stockholders.
2.21   “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.
2.22   “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.
2.23   “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.
2.24   “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
2.25   “Expiration Date” shall have the meaning given to such term in Section 13.1(c).

2.26   “Fair Market Value” means, as of any given date, the value of a Share determined as follows:
(a)   If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)   If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)   If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.
2.27   “Full Value Award” shall mean any Award that is settled in Shares other than: (a) an Option, (b) a Stock Appreciation Right or (c) any other Award for which the Holder pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Subsidiary).
2.28   “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).
2.29   “Holder” shall mean a person who has been granted an Award.
2.30   “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
2.31   “Non-Employee Director” shall mean a Director of the Company who is not an Employee.
2.32   “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.
2.33   “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.
2.34   “Option Term” shall have the meaning set forth in Section 6.4.
2.35   “Organizational Documents” shall mean, collectively, (a) the Company’s Certificate of Incorporation, Bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.
2.36   “Other Stock or Cash Based Award” shall mean a cash payment, cash bonus award, stock payment, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10.1, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.
2.37   “Original Effective Date” shall mean February 22, 2017, the date the Original Plan was first adopted by the Board, subject to approval by the Company’s stockholders.
2.38   “Performance Criteria” shall mean the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period,:
(a)   The Performance Criteria that may be used to establish Performance Goals may consist of, but are not limited to the following: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital (or invested capital) and cost of capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs, reductions in costs and cost control measures; (xiv) expenses; (xv) working capital; (xvi) earnings or loss per share; (xvii) adjusted earnings or loss per share; (xviii) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xix) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); (xx) implementation or completion of critical projects; (xxi) market share; (xxii) economic value, (xxiii) productivity, (xxiv) expense margins, (xxv) operating efficiency and (xxvi) customer satisfaction, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.
(b)   The Administrator, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in Applicable Accounting Standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; (xx) items relating to foreign exchange or currency transactions and/or fluctuations; or (xxi) items relating to any other unusual or nonrecurring events or changes in Applicable Law, Applicable Accounting Standards or business conditions.
2.39   “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.

2.40   “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, vesting of, and/or the payment in respect of, an Award.
2.41   “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.
2.42   “Plan” shall have the meaning set forth in Article 1.
2.43   “Prior Plan” shall mean the Cogent Communications Holdings, Inc. 2004 Incentive Award Plan, as amended by the Board of Directors through April 17, 2014, as such plan may be amended from time to time.
2.44   “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.
2.45   “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
2.46   “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 9.
2.47   “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.
2.48   “Securities Act” shall mean the Securities Act of 1933, as amended.
2.49   “Shares” shall mean shares of Common Stock.
2.50   “Stock Appreciation Right” shall mean an Award entitling the Holder (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of such Award from the Fair Market Value on the date of exercise of such Award by the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.
2.51   “SAR Term” shall have the meaning set forth in Section 6.4.
2.52   “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.53   “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
2.54   “Termination of Service” shall mean:
(a)   As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(b)   As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.
(c)   As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.
The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain an Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).
ARTICLE 3.
SHARES SUBJECT TO THE PLAN
3.1   Number of Shares.
(a)   Subject to adjustment as provided in Section 3.1(b) and Section 13.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is (i) 7,800,000 Shares plus (ii) any Shares subject to awards under the Prior Plan which after the Original Effective Date are forfeited or lapse unexercised or are settled in cash or are not issued under the Prior Plan; provided, that, subject to adjustment as provided in Section 13.2, no more than a total of 7,800,000 shares shall be authorized for grant as Incentive Stock Options. After the Original Effective Date, no awards may be granted under the Prior Plan, however, any awards under the Prior Plan that are outstanding as of the Original Effective Date shall continue to be subject to the terms and conditions of such Prior Plan.
(b)   If (i) any Shares subject to an Award are forfeited or expire or an Award is settled for cash (in whole or in part), or (ii) after May 3, 2017 any Shares subject to an award under the Prior Plan are forfeited or expire or an award under the Prior Plan is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
(c)   Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.
3.2   Limitation on Number of Shares Subject to Awards.   Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 1,000,000 and the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more Awards payable in cash shall be $10,000,000.
3.3   Award Vesting Limitations.   Notwithstanding any other provision of the Plan to the contrary, but subject to this Section 3.3 and Section 13.2 of the Plan, excepting Awards granted to Non-Employee Directors, Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that, Full Value Awards (other than those that vest based on achievement of performance targets) shall vest at a rate that would not exceed the following vesting schedule: (a) no vesting prior to the first anniversary of the date of grant, (b) no more than 1/3 vested on the first anniversary of the date of grant, (c) no more than 2/3 vested on the second anniversary of the date of grant and (d) full vesting not occurring prior to the end of the third anniversary of the date of grant. Notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to Section 3.1(a) may be granted to any one or more Eligible Individuals without respect to such minimum vesting provisions. Nothing in this Section 3.3 shall preclude the Administrator from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Holder’s death, disability, retirement or the consummation of a Change in Control.
ARTICLE 4.
GRANTING OF AWARDS
4.1   Participation.   The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual or other Person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other Person shall participate in the Plan.
4.2   Award Agreement.   Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan and any applicable Program). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.
4.3   Limitations Applicable to Section 16 Persons.   Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the

Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
4.4   At-Will Service.   Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary.
4.5   Foreign Holders.   Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3.1, the Award Limit or the Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.
4.6   Non-Employee Director Awards.   Notwithstanding any provision to the contrary in the Plan, the sum of the grant date fair value of equity-based Awards and the amount of any cash-based Awards granted or fees otherwise payable to a Non-Employee Director during any calendar year shall not exceed $500,000 (which amount will be increased (or decreased) cumulative each year by the annual inflation rate as reported by the Consumer Price Index for All Urban Consumers) (the “Director Limit”).
ARTICLE 5.
RESERVED
ARTICLE 6.
GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS
6.1   Granting of Options and Stock Appreciation Rights to Eligible Individuals.   The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.
6.2   Qualification of Incentive Stock Options.   The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified

Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder, or any other Person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.
6.3   Option and Stock Appreciation Right Exercise Price.   The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.
6.4   Option and SAR Term.   The term of each Option (the “Option Term”) and the term of each Stock Appreciation Right (the “SAR Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than a Greater Than 10% Stockholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 6.4 and without limiting the Company’s rights under Section 11.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section 11.7 and 13.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Holder or otherwise.
6.5   Option and SAR Vesting.   The period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement, subject to Section 3.3. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (a) no portion of an Option or Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (b) the portion of an Option or Stock Appreciation Right that is unexercisable at a Holder’s Termination of Service shall automatically expire thirty (30) days following such Termination of Service.
6.6   Substitution of Stock Appreciation Rights.   The Administrator may provide in the applicable Program or Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining term as the substituted Option.
ARTICLE 7.
EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS
7.1   Exercise and Payment.   An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 7 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.
7.2   Manner of Exercise.   All or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
(a)   A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option or Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed or otherwise acknowledge electronically by the Holder or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;
(b)   Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.
(c)   In the event that the Option shall be exercised pursuant to Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and
(d)   Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 11.1 and 11.2.
7.3   Notification Regarding Disposition.   The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.
ARTICLE 8.
AWARD OF RESTRICTED STOCK
8.1   Award of Restricted Stock.   The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.
8.2   Rights as Stockholders.   Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Restricted Stock are granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares may be subject to the restrictions set forth in Section 8.3. In addition, with respect to a share of Restricted Stock subject to vesting conditions, dividends which are paid prior to vesting shall be paid out to the Holder only if, when and to the extent that the vesting conditions are subsequently satisfied and the share of Restricted Stock vests.
8.3   Restrictions.   All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement, subject to Section 3.3. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement.
8.4   Repurchase or Forfeiture of Restricted Stock.   Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, except as otherwise provided by Section 3.3, the Administrator, in its sole discretion, may provide that upon certain events, including, without limitation, a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.
8.5   Section 83(b) Election.   If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.
ARTICLE 9.
AWARD OF RESTRICTED STOCK UNITS
9.1   Grant of Restricted Stock Units.   The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.
9.2   Term.   Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.
9.3   Purchase Price.   The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.
9.4   Vesting of Restricted Stock Units.   At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator, subject to Section 3.3.
9.5   Maturity and Payment.   At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award

Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 11.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.
9.6   Payment upon Termination of Service.   An Award of Restricted Stock Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.
ARTICLE 10.
AWARD OF OTHER STOCK OR CASH BASED AWARDS AND DIVIDEND EQUIVALENTS
10.1   Other Stock or Cash Based Awards.   The Administrator is authorized to grant Other Stock or Cash Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, performance goals, including the Performance Criteria, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement, subject to Section 3.3. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.
10.2   Dividend Equivalents.   Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents shall be paid out to the Holder only if, when and to the extent that such Awards vest. The value of dividends and other distributions payable with respect to Awards that do not vest shall be forfeited.
ARTICLE 11.
ADDITIONAL TERMS OF AWARDS
11.1   Payment.   The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
11.2   Tax Withholding.   The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, allow a Holder to satisfy such obligations by any payment means described in Section 11.1 hereof, including without limitation, by allowing such Holder to have the Company or any Subsidiary withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be no greater than the number of Shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Holder’s applicable jurisdiction for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.
11.3   Transferability of Awards.
(a)   Except as otherwise provided in Sections 11.3(b) and 11.3(c):
(i)   No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;
(ii)   No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 11.3(a)(i); and
(iii)   During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.
(b)   Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any Person other than another Permitted Transferee of the applicable Holder); and (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer. In addition, and further notwithstanding Section 11.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.
(c)   Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Holder’s death.
11.4   Conditions to Issuance of Shares.
(a)   The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law. The Company’s inability to obtain authority from any regulatory body having jurisdiction which the Administrator determines is necessary to the lawful issuance and sale of any securities will relieve the Company of any liability for failing to issue or sell such shares of Common Stock as to which such requisite authority has not been obtained.
(b)   All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).
(c)   The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d)   No fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.
(e)   The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.
(f)   Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
11.5   Forfeiture and Claw-Back Provisions.   All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Holder) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, the Company’s Policy for the Recovery of Erroneously Awarded Compensation, and any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.
11.6   Prohibition on Repricing.   Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares.
11.7   Amendment of Awards.   Subject to Applicable Law, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Holder’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 13.2 or 13.10).
11.8   Data Privacy.   As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 11.8 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel Holder’s ability to participate in the Plan and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.
11.9   Broker-Assisted Sales.   In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Holder under or with respect to the Plan or Awards: (i) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (ii) such Shares may be sold as part of a block trade with other Holders in the Plan in which all Holders receive an average price; (iii) the applicable Holder will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Holder agrees to indemnify and hold the Company and its Subsidiaries harmless from any losses, costs, damages, or expenses relating to any such sale; (iv) to the extent the Company, its Subsidiaries or their designee receives proceeds of such sale that exceed the amount owed, the Company or its Subsidiary will pay such excess in cash to the applicable Holder as soon as reasonably practicable; (v) the Company, its Subsidiaries and their designees are under no obligation to arrange for such sale at any particular price; and (vi) in the event the proceeds of such sale are insufficient to satisfy the Holder’s applicable obligation, the Holder may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Holder’s obligation.
ARTICLE 12.
ADMINISTRATION
12.1   Administrator.   The Committee shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act then the Committee shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or the Organizational Documents. Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) appointment of Committee members shall be effective upon acceptance of appointment, (b) Committee members may resign at any time by delivering written or electronic notice to the Board and (c) vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” as used in the Plan shall be deemed to refer to the Board and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.
12.2   Duties and Powers of Administrator.   It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 11.5 or Section 13.10. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

12.3   Action by the Administrator.   Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
12.4   Authority of Administrator.   Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:
(a)   Designate Eligible Individuals to receive Awards;
(b)   Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);
(c)   Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d)   Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria or performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines; provided, however, that the Administrator shall not have the authority to accelerate the vesting of any Award other than for death, retirement, Disability or upon the consummation of a Change in Control; and provided, further, that the Administrator shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;
(e)   Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f)   Prescribe the form of each Award Agreement, which need not be identical for each Holder;
(g)   Decide all other matters that must be determined in connection with an Award;
(h)   Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;
(i)   Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and
(j)   Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.
12.5   Decisions Binding.   The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all Persons.
12.6   Delegation of Authority.   The Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.
ARTICLE 13.
MISCELLANEOUS PROVISIONS
13.1   Amendment, Suspension or Termination of the Plan.
(a)   Except as otherwise provided in Section 13.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 11.5 and Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.
(b)   Notwithstanding Section 13.1(a), the Board may not, except as provided in Section 13.2, take any of the following actions without approval of the Company’s stockholders given within twelve (12) months before or after such action: (i) increase the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan or the Award Limit, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 11.6, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 11.6.
(c)   No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by stockholders (such anniversary, the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program and the applicable Award Agreement.
13.2   Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
(a)   In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan, and adjustments of the Award Limit); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.
(b)   In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:
(i)   To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment);
(ii)   To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;
(iii)   To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;
(iv)   To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement;
(v)   To replace such Award with other rights or property selected by the Administrator; and/or
(vi)   To provide that the Award cannot vest, be exercised or become payable after such event.
(c)   In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):
(i)   The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section 13.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company); and/or
(ii)   The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan, and adjustments of the Award Limit).
(d)   The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
(e)   Unless otherwise determined by the Administrator, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent it would (i) cause the Plan to violate Section 422(b)(1) of the Code, (ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iii) cause an Award to fail to be exempt from or comply with Section 409A.
(f)   The existence of the Plan, any Program, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
13.3   Approval of Plan by Stockholders.   The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the Company’s stockholders; and provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void. If the Plan is not approved by the Company’s stockholders, (i) it will not become effective, (ii) no Awards shall be granted thereunder, and (iii) the Second Amended and Restated Plan will continue in full force and effect in accordance with its terms. Upon the approval of the Plan by the Company’s stockholders, any awards outstanding under the Prior Plan as of the date of such approval shall remain outstanding and, if applicable, exercisable pursuant to the terms of such individual grants.
13.4   No Stockholders Rights.   Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.
13.5   Paperless Administration.   In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.
13.6   Effect of Plan upon Other Compensation Plans.   The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
13.7   Compliance with Laws.   The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.
13.8   Titles and Headings, References to Sections of the Code or Exchange Act.   The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
13.9   Governing Law.   The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

13.10   Section 409A.   To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Holder’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Holder’s Termination of Service, or (ii) the date of the Holder’s death. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 13.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.
13.11   Unfunded Status of Awards.   The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.
13.12   Indemnification.   To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
13.13   Relationship to other Benefits.   No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
13.14   Expenses.   The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELPE.T PROPOSAL - To elect eight directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected or appointed. 01 - Dave Schaeffer 2 - Marc Montagner 03 - Steven D. Brooks 04 - Paul de Sa 05 - Lewis H. Ferguson III 06 - Eve Howard For Against Abstain PROPOSAL - To approve the Third Amended and Restated 2017 Incentive Award Plan of the Company, including an increase in the number of shares available for issuance thereunder by 1.5 million shares. PROPOSAL - To vote on the ratification of the appointment by the Audit Committee of Ernst & Young LLP as the independent registered public accountants for the Company for the fiscal year ending December 31, 2026. PROPOSAL - To hold an advisory vote to approve named executive officer compensation. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. For Against Abstain 7 - Deneen Howell 08 - Sheryl Kennedy Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X 6 8 0 4 9 3 048RSC Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

IMPORTANT ANNUAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 1, 2026. Upon arrival, please present this admission ticket and photo identification at the registration desk. THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT: https://www.cogentco.com/en/about-cogent/investor-relations/reports T REVOCABLE PROXY — COGENT COMMUNICATIONS HOLDINGS, INC. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.T THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 1, 2026 AT 9:00 a.m. EASTERN TIME The undersigned holder of common stock, par value $0.001 per share, of Cogent Communications Holdings, Inc. (the “Company”) hereby appoints John B. Chang, Robert H. Bowman, or Ried Zulager, or any of them, as proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this proxy all common stock of the Company that the undersigned stockholder would be entitled to vote if present in person at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 1, 2026 at 9:00 a.m. Eastern time, at the Cogent Communications headquarters at 2450 N St. NW, Washington, DC 20037, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the election of each director nominee named in Proposal 1 and FOR Proposals 2, 3 and 4 and in the discretion of the proxies as to any other matters that may properly come before the Annual Meeting. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement in which the proposals are fully explained. The Board of Directors of Cogent recommends voting FOR the election of each director nominee named in Proposal 1 — Election of Directors, FOR Proposal 2 — Approval of the Third Amended and Restated 2017 Incentive Award Plan, FOR Proposal 3 — Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accountants, and FOR Proposal 4 — Advisory Vote to Approve Named Executive Officer Compensation. You are cordially invited to attend the Annual Meeting in person. Your participation in these matters is important, regardless of the number of shares you own. Whether or not you expect to attend in person, we urge you to complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed envelope. If you choose to attend the Annual Meeting you may then vote in person if you so desire, even though you may have executed and returned the proxy. Any stockholder who executes such a proxy may revoke it at any time before it is exercised. A proxy may be revoked at any time before it is exercised by delivering written notice of revocation to the Company, Attention: Ried Zulager; by delivering a duly executed proxy bearing a later date to the Company; or by attending the Annual Meeting and voting in person.